Exhibit 2.3

CONTRATO DE PRESTAÇÃO DE SERVIÇOS DE EMISSÃO E ESCRITURAÇÃO DE BDRs

O presente contrato (“Contrato”) é celebrado entre as partes qualificadas a seguir, a saber:

ITAÚ UNIBANCO S.A., instituição financeira com sede na Praça Alfredo Egydio de Souza Aranha n° 100, Torre Conceição, na Cidade de São Paulo, Estado de São Paulo, inscrita no CNPJ/MF sob o n° 60.701.190/0001-04 , neste ato representada na forma do seu estatuto social (“ITAU UNIBANCO”); e

ALMACENES ÉXITO S.A., constituída como companhia aberta sob as leis da Colômbia, com sede em Carrera 48 # 32 B Sur-139, Avenida Las Vegas, Envigado, Antioquia, Colômbia, neste ato representada por seu representante legal infra-assinado (“EMPRESA PATROCINADORA”).

BDR ISSUANCE AND REGISTRATION SERVICE AGREEMENT

This agreement (“Agreement”) is entered into between the following qualified parties, namely:

ITAÚ UNIBANCO S.A., financial institution headquartered at Praça Alfredo Egydio de Souza Aranha No. 100, Torre Conceição, in the City of São Paulo, State of São Paulo, registered with the CNPJ/MF under No. 60.701.190/0001- 04, herein represented in accordance with its bylaws (“ITAU UNIBANCO”); and

ALMACENES ÉXITO S.A., incorporated as a corporation under the laws of Colombia, headquartered at Carrera 48 # 32 767B Sur-139, Avenida Las Vegas, Envigado, Antioquia, Colombia, hereby represented by its undersigned legal representative (“SPONSOR COMPANY”).

Considerando que:

(a)	o ITAU UNIBANCO é instituição financeira habilitada e autorizada, pelo Banco Central do Brasil e pela Comissão de Valores Mobiliários (“CVM”), a prestar serviços de emissão e escrituração de certificados de depósito de valores mobiliários, nos termos dos artigos 27, 34, parágrafo único e 43 da Lei n° 6.404, de 15 de dezembro de 1976, conforme alterada (“LSA”) e da Resolução da CVM n° 33, de 19 de maio de 2021;

(b)	a EMPRESA PATROCINADORA deseja patrocinar, no Brasil, programa de certificados de depósito de valores mobiliários (“Programa de BDRs”), denominados Brazilian Depositary Receipts (“BDR” ou “BDRs”), cada um representativo de 4 (quatro) ações de emissão da EMPRESA PATROCINADORA (“Valor Mobiliário” ou “Valores Mobiliários”);

Whereas:

(a)	ITAU UNIBANCO is a financial institution authorized and licensed, by the Central Bank of Brazil and the Securities and Exchange Commission (“CVM”), to provide services for the issuance and registration of securities deposit certificates, pursuant to articles 27, 34, sole paragraph and 43 of Law No. 6.404, dated December 15, 1976, as amended (“LSA”) and CVM Resolution No. 33 dated May 19, 2021;

(b)	the SPONSOR COMPANY intends to sponsor, in Brazil, a program of securities deposit certificates (“BDR Program”) denominated Brazilian Depositary Receipts (“BDR” or “BDRs”), each representative of 4 (four) issued by the SPONSOR COMPANY (“Security” or “Securities”);

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(c)	a EMPRESA PATROCINADORA tem interesse em contratar o ITAU UNIBANCO como instituição depositária para prestar serviços de emissão e escrituração de BDRs, nos termos do artigo 1°, inciso III, da Instrução CVM n° 332, de 4 de abril de 2000, conforme alterada (“Instrução CVM 332”);

(c)	the SPONSOR COMPANY is interested in contracting ITAU UNIBANCO as depositary institution to provide services of issuance and bookkeeping of BDRs, pursuant to article 1, subsection III, of CVM Instruction No. 332, dated April 4, 2000, as amended (“CVM Instruction 332”);

as partes contratam o que segue:

1. OBJETO

1.1. O ITAU UNIBANCO prestará aos titulares de BDRs representativos de Valores Mobiliários emitidos pela EMPRESA PATROCINADORA serviços de emissão, escrituração e cancelamento, no Brasil, dos aludidos certificados, e atuará na condução do Programa de BDRs;

1.2. O ITAU UNIBANCO, adicionalmente, prestará aos titulares de BDRs os serviços necessários para quando possível, assegurar-lhes o exercício dos direitos decorrentes da titularidade dos BDRs, entre os quais o exercício do direito de voto e de preferência, dividendos, bonificação em Valores Mobiliários ou em dinheiro, grupamento e desdobramento de Valores Mobiliários, ofertas de aquisição, entre outros, ocorridos no exterior, observado o disposto na regulamentação brasileira.

1.3. A relação dos serviços a serem prestados pelo ITAU UNIBANCO consta do Anexo I deste Contrato. Somente o ITAU UNIBANCO, na qualidade de escriturador, pode praticar os atos de escrituração dos BDRs objetos deste contrato.

the parties agree on the following provisions:

1. PURPOSE

1.1 ITAU UNIBANCO will provide the holders of BDRs representing Securities issued by the SPONSOR COMPANY issuing, bookkeeping and cancellation services, in Brazil, of the aforementioned certificates, and will act in the conduct of the BDR Program;

1.2. ITAU UNIBANCO, additionally, will provide to the holders of BDRs the services necessary for when possible, ensure them the exercise of rights arising from the ownership of BDRs, including the exercise of voting and preemptive rights, dividends, bonus in Securities or in cash, reverse split and split of Securities, tender offers, among others, occurred abroad, subject to the provisions of the Brazilian regulation.

1.3. The list of services to be provided by ITAU UNIBANCO is set out in Annex I hereto. Only ITAU UNIBANCO, in the capacity of bookkeeper, can perform the acts of bookkeeping of the BDRs purpose hereof.

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2. COMUNICAÇÃO ENTRE AS PARTES

2.1. A comunicação oral e escrita entre o ITAU UNIBANCO e a EMPRESA PATROCINADORA será feita exclusivamente por intermédio das pessoas por eles indicadas e autorizadas, por escrito (“Pessoas Autorizadas”), conforme carta-autorização modelo constante do Anexo II deste Contrato.

2.2. As partes poderão utilizar como meios de comunicação mensagem SWIFT, fac-simile, email, carta ou boleta eletrônica, desde que originados pelas Pessoas Autorizadas.

2.3. As partes poderão alterar as Pessoas Autorizadas ou seus dados a qualquer tempo, mediante envio de nova carta-autorização, nos termos do modelo constante do Anexo II, que deverá ser recebida pelo destinatário com pelo menos 1 (um) dia útil de antecedência em relação à data da efetiva alteração.

2.4. O ITAU UNIBANCO disponibilizará à EMPRESA PATROCINADORA, por meio do www.itau.com.br/investmentservices, as seguintes informações:

(a)	lista dos titulares de BDRs refletindo a posição total de BDRs, incluindo a abertura analítica das posições dos investidores mantidas sob a titularidade fiduciária da central depositária, quando for o caso;

(b)	relatório contendo as transferências de titularidade ocorridas; e

(c)	relação dos direitos reais de fruição ou de garantia, assim como outros gravames incidentes sobre os BDRs.

2.4.1. Além disso, o ITAU UNIBANCO disponibilizará à EMPRESA PATROCINADORA, em até 5 (cinco) dias úteis, mediante solicitação, a relação dos titulares de BDRs que tenham exercido direitos relativos a eventos incidentes sobre os valores mobiliários, bem como o relatório dos cálculos e pagamentos de proventos efetuados.

2. COMMUNICATION BETWEEN THE PARTIES

2.1. The oral and written communication between ITAU UNIBANCO and the SPONSOR COMPANY will be made exclusively through the persons indicated and authorized by them, in writing (“Authorized Persons”), according to the authorization letter model in Annex II hereto.

2.2. The parties may use SWIFT, facsimile, email, letter or electronic bulletin as means of communication, provided they are originated by Authorized Persons.

2.3. The parties may change the Authorized Persons or their data at any time, by sending a new authorization letter, in accordance with the template in Annex II, which must be received by the recipient at least 1 (one) business day in advance in relation to the date of the effective change.

2.4 ITAU UNIBANCO will provide the SPONSOR COMPANY, through www.itau.com.br/investmentservices, with the following information:

(a)	list of BDR holders reflecting the total position of BDRs, including the analytical opening of investor positions held under the depositary center’s fiduciary ownership, when applicable;

(b)	report containing the transfers of ownership that occurred; and

(c)	list of real rights of enjoyment or guarantee, as well as other liens on BDRs.

2.4.1. In addition, ITAU UNIBANCO will make available to the SPONSOR COMPANY, within 5 (five) business days, upon request, the list of holders of BDRs who have exercised rights related to events on the securities, as well as the report of calculations and payments of proceeds made.

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3. CARACTERÍSTICAS DOS BDRs

3.1. FORMA – Os BDRs serão nominativos e terão a forma escritural.

3.2. EMISSÃO – A emissão dos BDRs será realizada pelo ITAU UNIBANCO, conforme as instruções previstas no Anexo III.

3.2.1. As Partes expressamente reconhecem que a emissão de BDRs é condicionada ao cumprimento do disposto neste contrato, especialmente ao prévio depósito dos Valores Mobiliários, pela EMPRESA PATROCINADORA ou pelos seus titulares, conforme o caso, no BNP Paribas Securities Services Sociedad Fiduciaria S.A., com sede em cra 7 # 77 – 07 Bogota, Colombia, na qualidade de custodiante dos Valores Mobiliários (“CUSTODIANTE”).

3.3. ESCRITURAÇÃO – O ITAU UNIBANCO manterá um sistema escritural de registro dos BDRs (“Sistema de Registro de BDR”), no qual fará constar individualmente os titulares de BDRs, bem como a quantidade total de BDRs registrados em nome da B3 S.A. – Brasil, Bolsa, Balcão (“B3”), na qualidade de proprietária fiduciária dos certificados, que ficarão bloqueados para depósito em conta de custódia naquela entidade, para que sejam admitidos à negociação no mercado.

3.3.1. O Sistema de Registro de BDR registrará a quantidade total dos certificados, bem como as emissões, cancelamentos e alterações decorrentes de eventos societários, tais como desdobramentos, grupamentos, resgates, bonificações, entre outros.

3.3.2. O ITAU UNIBANCO efetuará a conciliação periódica dos BDRs registrados no Sistema de Registro de BDR com a quantidade total de Valores Mobiliários custodiados pelo CUSTODIANTE.

3.4. PROPRIEDADE – A propriedade dos BDRs presumir-se-á por meio do extrato a ser fornecido pelo ITAU UNIBANCO, aos titulares de BDRs que mantenham seus certificados registrados no Sistema de Registro de BDR, e por meio de extrato de custódia a ser fornecido pela B3, aos titulares de BDRs que mantenham seus certificados custodiados nesta última instituição.

3. BDRs CHARACTERISTICS

3.1. FORM – BDRs will be nominative and will have bookkeeping form.

3.2. ISSUANCE – The issuance of BDRs will be carried out by ITAU UNIBANCO according to the instructions provided in Annex III.

3.2.1. The Parties expressly acknowledge that the issuance of BDRs is subject to compliance with the provisions of this agreement, especially the prior deposit of the Securities, by SPONSOR COMPANY or by its holders, as the case may be, at BNP Paribas Securities Services Sociedad Fiduciaria S.A., with registered office at cra 7 # 77 – 07 Bogota, Colombia, as trustee of the Securities (“TRUSTEE”).

3.3. BOOKKEEPING – ITAU UNIBANCO will maintain a bookkeeping system of record of BDRs (“BDR Registration System”), in which it will record individually the holders of BDRs, as well as the total number of BDRs registered on behalf of B3 S.A. – Brasil, Bolsa, Balcão (“B3”), as fiduciary owner of the certificates, which will be blocked for deposit in custody account in that entity, so that they can be admitted to trading on the market.

3.3.1. The BDR Registration System will record the total number of certificates, as well as the issues, cancellations and changes resulting from corporate events, such as splits, groupings, redemptions, bonuses, among others.

3.3.2. ITAU UNIBANCO will periodically reconcile the BDRs registered in the BDR Registration System with the total amount of Securities held in custody by the TRUSTEE.

3.4. OWNERSHIP – The ownership of the BDRs will be presumed through the statement to be provided by ITAU UNIBANCO to the holders of BDRs who maintain their certificates registered in the BDR Registration System, and through a custody statement to be provided by B3, to the holders of BDRs who maintain their certificates in custody in the latter institution.

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3.5. CANCELAMENTO DE BDRs – O cancelamento dos BDRs se dará conforme as instruções previstas no Anexo IV.

3.6. AMBIENTE DE NEGOCIAÇÃO – O ambiente de negociação será determinado pelo nível do Programa de BDR, conforme o disposto na Instrução CVM 332 e suas alterações posteriores.

3.7. PROGRAMA DE BDRs – O Programa de BDRs será patrocinado pela EMPRESA PATROCINADORA e será classificado como um programa de BDR Nível II, de acordo com as características previstas na Instrução CVM 332.

4. DIREITOS DOS TITULARES DOS BDRs

4.1. Os BDRs conferirão aos seus titulares os direitos decorrentes dos Valores Mobiliários que lhe servem de lastro, os quais serão mantidos em custódia com o CUSTODIANTE, observado que:

(a)	os titulares de BDRs não são acionistas da EMPRESA PATROCINADORA;

(b)	o exercício dos direitos conferidos aos titulares dos BDRs está sujeito aos termos e condições previstos neste Contrato; e

(c)	o exercício dos direitos conferidos aos titulares de BDRs está sujeito às restrições estabelecidas pela legislação e regulamentação brasileira aplicáveis, bem como a eventuais restrições estipuladas pela legislação e regulamentação da jurisdição da EMPRESA PATROCINADORA.

3.5. CANCELLATION OF BDRs - The cancellation of BDRs will take place according to the instructions provided in Annex IV.

3.6. TRADING ENVIRONMENT – The trading environment will be determined by the level of the BDR Program, in accordance with the provisions of CVM Instruction 332 and its subsequent amendments.

3.7. BDRs PROGRAM – The BDRs Program will be sponsored by the SPONSOR COMPANY and will be classified as a program of BDR Level II, according to the foreseen characteristics in CVM Instruction 332.

4. RIGHTS OF HOLDERS OF BDRs

4.1. The BDRs will grant their holders the rights arising from the Securities that serve as collateral, which will be kept in custody with the TRUSTEE, observing that:

(a)	holders of BDRs are not shareholders of SPONSOR COMPANY;

(b)	the exercise of the rights conferred on the holders of the BDRs is subject to the terms and conditions established herein; and

(c)	the exercise of rights granted to holders of BDRs is subject to restrictions established by applicable Brazilian legislation and regulations, as well as any restrictions stipulated by the legislation and regulations of the jurisdiction of the SPONSOR COMPANY.

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4.1.1. Serão elegíveis para exercício dos direitos atribuídos aos BDRs os titulares que, até a data acordada entre ITAU UNIBANCO e EMPRESA PATROCINADORA para o evento deliberado pela EMPRESA PATROCINADORA, estiverem registrados como titulares de BDRs no Sistema de Registro de BDR e no sistema da B3, conforme o caso.

4.2. PAGAMENTO DE DIVIDENDOS E OUTRAS DISTRIBUIÇÕES EM DINHEIRO – Será assegurado aos titulares de BDRs o direito ao recebimento de dividendos e outras distribuições em dinheiro, pagos pela EMPRESA PATROCINADORA no exterior.

4.2.1. Observado o disposto no item 7, a EMPRESA PATROCINADORA deverá divulgar ao mercado, simultaneamente no exterior e no Brasil, a informação de pagamento de dividendos e outras distribuições em dinheiro.

4.2.2. O ITAU UNIBANCO, na data em que receber os valores devidos no exterior, deverá contratar câmbio para ingresso das divisas no Brasil, a fim de efetuar o respectivo pagamento em favor dos titulares de BDRs.

4.2.3. Após a divulgação prevista no item 4.2.1 e o fechamento do contrato de câmbio referido no item anterior, o ITAU UNIBANCO informará a EMPRESA PATROCINADORA e à B3 sobre os dados de fechamento do câmbio e a EMPRESA PATROCINADORA realizará comunicação ao mercado, divulgando a data base do evento, o valor a ser pago por BDR, os impostos incidentes, se houver, e a data do pagamento.

4.2.4. Os dividendos e outras distribuições em dinheiro a serem pagos aos titulares de BDRs que mantiverem seus certificados registrados na B3 serão creditados a esta, na qualidade de proprietária fiduciária dos BDRs. Caberá à B3 realizar as distribuições de dividendos e outras distribuições em dinheiro às sociedades corretoras e distribuidoras (individualmente, “Agente de Custódia”) utilizadas pelos titulares dos BDRs para acessar o mercado de negociação dos BDRs, que por sua vez serão responsáveis por efetuar os créditos aos titulares de BDRs inscritos em seus registros, de acordo com a opção de crédito efetuada perante as referidas instituições. Quanto aos titulares de BDRs que mantiverem seus certificados registrados no Sistema de Registro de BDR, o crédito será efetuado de acordo com a opção de crédito constante em seu cadastro perante o ITAU UNIBANCO.

4.1.1. The holders who, until the date agreed between ITAU UNIBANCO and SPONSOR COMPANY for the event decided by SPONSOR COMPANY, are registered as holders of BDRs in the BDR Registration System will be eligible to exercise the rights attributed to BDRs in the B3 system, as the case may be.

4.2. PAYMENT OF DIVIDENDS AND OTHER CASH DISTRIBUTIONS – BDR holders will be entitled to receive dividends and other cash distributions, paid by the SPONSOR COMPANY abroad.

4.2.1. Subject to the provisions of item 7, the SPONSOR COMPANY shall disclose to the market, simultaneously abroad and in Brazil, the information of payment of dividends and other cash distributions.

4.2.2. ITAU UNIBANCO, on the date it receives the amounts due abroad, must contract foreign exchange for the entry of foreign currency in Brazil, in order to make the respective payment in favor of BDR holders.

4.2.3. After the disclosure provided in item 4.2.1 and the closing of the exchange contract referred to in the previous item, ITAU UNIBANCO will inform the SPONSOR COMPANY and B3 about the exchange rate closing data and the SPONSOR COMPANY will communicate to the market, disclosing the base date of the event, the amount to be paid per BDR, the taxes levied, if any, and the payment date.

4.2.4. Dividends and other cash distributions to be paid to BDR holders who keep their certificates registered with B3 will be credited to it, as the fiduciary owner of the BDRs. B3 will be responsible for distributing dividends and other cash distributions to brokerage and distribution companies (individually, “Custody Agent”) used by BDR holders to access the BDR trading market, which in turn will be responsible for making credits to BDR holders registered in their records, in accordance with the credit option made with said institutions. As for the holders of BDRs who maintain their certificates registered in the Registration System of BDR, the credit will be made according to the credit option contained in their registration before ITAU UNIBANCO.

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4.2.5. As distribuições em dinheiro serão realizadas proporcionalmente ao número de Valores Mobiliários representados pelos BDRs, e somente serão realizadas distribuições em reais e centavos inteiros.

4.2.6. Não serão devidos, pela EMPRESA PATROCINADORA, juros ou qualquer outra remuneração pelo período compreendido entre a data em que os dividendos e outras distribuições em dinheiro forem pagas no exterior e a data em que os recursos forem creditados aos titulares dos BDRs no Brasil.

4.2.7. O ITAU UNIBANCO e a EMPRESA PATROCINADORA não se responsabilizam pela apuração, recolhimento, compensação e restituição de quaisquer tributos incidentes sobre os dividendos e outras distribuições em dinheiro a serem pagos aos titulares de BDRs, no Brasil ou no exterior, exceto se houver legislação atribuindo expressamente à instituição depositária dos BDRs ou à EMPRESA PATROCINADORA tal responsabilidade tributária, hipótese em que estes serão recolhidos antes de efetuada a distribuição dos recursos aos titulares dos BDRs. De acordo com a legislação tributária aplicável, os titulares dos BDRs serão os responsáveis pela apuração e recolhimento de todos e quaisquer tributos ou outros encargos governamentais devidos em razão da titularidade dos BDRs, ou dos Valores Mobiliários de sua titularidade, bem como aqueles incidentes sobre quaisquer negociações de BDRs.

4.3. DIREITO DE PREFERÊNCIA – Será assegurado aos titulares de BDRs, quando for o caso, o exercício ou a livre disposição do direito de preferência à subscrição de Valores Mobiliários que venham a ser emitidos pela EMPRESA PATROCINADORA, ou outros direitos a serem conferidos aos titulares de Valores Mobiliários, de acordo com a legislaçãovigente no país da EMPRESA PATROCINADORA e desde que respeitada a regulamentação da CVM e regulamento B3 em vigor. Na hipótese de exercício do direito de preferência de Valores Mobiliários, o ITAU UNIBANCO emitirá novos BDRs, correspondentes a esses Valores Mobiliários, e os creditará aos titulares de BDRs.

4.2.5. Cash distributions will be made in proportion to the number of Securities represented by the BDRs, and distributions will only be made in Brazilian Reais and whole cents.

4.2.6. No interest or any other remuneration will be due, by SPONSOR COMPANY, for the period between the date on which dividends and other cash distributions are paid abroad and the date on which the funds are credited to the holders of the BDRs in Brazil.

4.2.7. ITAU UNIBANCO and the SPONSOR COMPANY are not responsible for the calculation, collection, compensation and refund of any taxes on dividends and other cash distributions to be paid to BDR holders, in Brazil or abroad, unless there is legislation expressly attributing such tax liability to the BDRs depositary institution or to the SPONSOR COMPANY, in which case they will be collected before the distribution of funds to BDR holders. In accordance with applicable tax legislation, BDR holders will be responsible for calculating and paying any and all taxes or other government charges due as a result of ownership of BDRs, or the Securities owned by them, as well as those levied on any BDR negotiations.

4.3. RIGHTS OF FIRST REFUSAL – Holders of BDRs, when applicable, will be guaranteed the exercise or free disposal of the preemptive right to subscribe for Securities that may be issued by SPONSOR COMPANY, or other rights to be granted to holders of Securities, in accordance with the legislation in force in the country of the SPONSOR COMPANY and provided that the CVM regulations and B3 regulation in force are respected. In the event of exercising the right of first refusal of Securities, ITAU UNIBANCO will issue new BDRs, corresponding to those Securities, and credit them to the BDR holders.

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4.3.1. A EMPRESA PATROCINADORA realizará a comunicação ao mercado brasileiro, solicitando aos titulares dos BDRs manifestação de interesse em exercer o direito ou dele dispor. Após ter sido informada pela EMPRESA PATROCINADORA sobre a concessão do direito de preferência para subscrição de novos Valores Mobiliários, o ITAU UNIBANCO informará a B3 sobre a concessão desse direito.

4.3.2. Caberá à EMPRESA PATROCINADORA diretamente ou por meio do CUSTODIANTE, informar ao ITAU UNIBANCO a quantidade de Valores Mobiliários que poderão ser subscritos, bem como a proporção para o exercício desse direito por titulares de BDRs.

4.3.3. Caberá, ainda, à EMPRESA PATROCINADORA, diretamente ou por meio do CUSTODIANTE, prestar ao ITAU UNIBANCO as demais informações relativas ao exercício do direito de preferência, tais como (i) o preço de emissão dos novos Valores Mobiliários, o qual deverá ser convertido para moeda corrente nacional e acrescido das respectivas taxas descritas na tabela de preços constante do instrumento de remuneração firmado entre as partes, conforme alterado de tempos em tempos, para fins de pagamento pelos titulares dos BDRs; (ii) o período de exercício do direito de preferência; (iii) a data limite para os titulares dos BDRs se manifestarem perante o ITAU UNIBANCO; (iv) o tratamento de eventuais sobras; e (v) outras informações que tenham sido divulgadas no exterior.

4.3.1. The SPONSOR COMPANY will communicate to the Brazilian market, requesting the holders of the BDRs to express an interest in exercising the right or disposing of it. After being informed by the SPONSOR COMPANY about the granting of the preemptive right to subscribe for new Securities, ITAU UNIBANCO will inform B3 about the granting of this right.

4.3.2. It will be up to the SPONSOR COMPANY directly or through the TRUSTEE to inform ITAU UNIBANCO the amount of Securities that may be subscribed, as well as the proportion for the exercise of this right by holders of BDRs.

4.3.3. It will also be up to the SPONSOR COMPANY, directly or through the TRUSTEE to provide ITAU UNIBANCO with other information related to the exercise of the preemptive right, such as (i) the issue price of new Securities, which must be converted into national currency and plus the respective rates described in the price list contained in the remuneration instrument signed between the parties, as amended from time to time, for the purpose of payment by the holders of BDRs; (ii) the period of exercise of the right of preference; (iii) the deadline for the holders of BDRs to manifest themselves before ITAU UNIBANCO; (iv) the treatment of any leftovers; and (v) other information that has been disclosed abroad.

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4.3.4. Os titulares de BDRs que manifestarem interesse em exercer seu direito de preferência deverão pagar o preço da subscrição dos novos Valores Mobiliários emitidos, cujo valor consistirá na somatória dos seguintes itens: (i) preço de subscrição em moeda estrangeira convertido para moeda corrente nacional pela taxa de câmbio corrente à época da subscrição; e (ii) variação cambial verificada entre a data da referida comunicação, inclusive, até a data do efetivo pagamento do preço de subscrição, somada à taxa de emissão por BDR, indicada na tabela de preços constante do instrumento de remuneração firmado entre as partes, conforme alterada de tempos em tempos.

4.3.5. Para os titulares de BDRs que tiverem seus certificados registrados na B3, esta deverá efetuar o crédito individualizado dos direitos de subscrição a cada titular de BDRs, por meio do seu Agente de Custódia. Este, por sua vez, informará os titulares de BDRs inscritos em seus registros, que farão sua opção pela subscrição, ou pela venda dos direitos de subscrição no Brasil, ou ainda pelo não exercício de nenhuma das opções anteriores. Os titulares de BDRs que tiverem seus certificados registrados no Sistema de Registro de BDR receberão do ITAU UNIBANCO o boletim de subscrição, por meio do qual poderão exercer o seu direito, ou cedê-lo a outro investidor. O não envio do referido boletim de subscrição ao ITAU UNIBANCO dentro do período nele indicado constituirá renúncia do titular de BDRs ao exercício do direito de preferência concedido pela EMPRESA PATROCINADORA.

4.3.6. O Agente de Custódia exercerá o direito de subscrição em nome dos titulares dos BDRs perante a B3, efetuando o pagamento a esta, que liquidará a operação, creditando os valores correspondentes ao ITAU UNIBANCO, conforme descritos no item 4.3.4. No caso dos BDRs custodiados no ITAU UNIBANCO, os titulares dos BDRs efetuarão o pagamento dos valores correspondentes diretamente ao ITAU UNIBANCO.

4.3.4. BDR holders who express an interest in exercising their preemptive right must pay the subscription price of the new Securities issued, whose value will consist of the sum of the following items: (i) subscription price in foreign currency converted to national currency at the current exchange rate at the time of subscription; and (ii) exchange variation verified between the date of said communication, including, until the date of effective payment of the subscription price, per BDR, plus the issuance fee indicated in the price list contained in the remuneration instrument signed between the parties, as amended from time to time.

4.3.5. For holders of BDRs who have their certificates registered at B3, it shall make the individualized credit of subscription rights to each holder of BDRs, through its Trustee Agent. The latter, in turn, will inform the BDR holders enrolled in their records, who will choose to subscribe, or to sell subscription rights in Brazil, or even for the non-exercise of any of the previous options. Holders of BDRs who have their certificates registered in the BDR Registration System will receive the subscription bulletin from ITAU UNIBANCO, through which they can exercise their right, or assign it to another investor. Failure to send said subscription bulletin to ITAU UNIBANCO within the period indicated therein will constitute a waiver by the holder of BDRs to the exercise of the preemptive right granted by the SPONSOR COMPANY.

4.3.6. The Custody Agent will exercise the subscription right on behalf of BDR holders before B3, making the payment to B3, which will settle the transaction, crediting the amounts corresponding to ITAU UNIBANCO, as described in item 4.3.4. In the case of BDRs held in custody at ITAU UNIBANCO, BDR holders will pay the corresponding amounts directly to ITAU UNIBANCO.

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4.3.7. O ITAU UNIBANCO utilizará os valores recebidos nos termos do item 4.3.6 acima para pagamento da subscrição, mais as taxas indicadas no subitem 4.3.4, mediante fechamento de câmbio para remessa, ao exterior, dos valores devidos em favor do CUSTODIANTE.

4.3.8. O CUSTODIANTE receberá o valor correspondente ao preço de emissão dos Valores Mobiliários em moeda estrangeira e ficará responsável por efetuar o respectivo pagamento à EMPRESA PATROCINADORA, recebendo em contrapartida os Valores Mobiliários, que ficarão depositados em nome do ITAU UNIBANCO perante o CUSTODIANTE, servindo de lastro aos novos BDRs a serem emitidos no Brasil.

4.3.9. Não serão devidos, pela EMPRESA PATROCINADORA, juros ou qualquer outra remuneração pelo período compreendido entre a data em que os Valores Mobiliários forem subscritos e a data em que estes forem entregues aos titulares de BDRs.

4.4. BONIFICAÇÃO EM VALORES MOBILIÁRIOS E DESDOBRAMENTO – Na hipótese de bonificação ou desdobramento de Valores Mobiliários, o ITAU UNIBANCO emitirá novos BDRs, correspondentes a esses Valores Mobiliários, e os creditará aos titulares de BDRs.

4.4.1. Observado o disposto no item 7 deste contrato, a EMPRESA PATROCINADORA, comunicará o mercado, o ITAU UNIBANCO e a B3, simultaneamente no exterior e no Brasil, sobre qualquer operação de bonificação e desdobramento de Valores Mobiliários.

4.4.2. Os novos BDRs serão registrados na B3, em nome dos respectivos titulares, para aqueles que mantiverem seus certificados registrados na B3. Para os investidores que mantiverem seus BDRs registrados diretamente no Sistema de Registro de BDR, os novos certificados serão registrados pelo ITAU UNIBANCO no referido livro.

4.3.7. ITAU UNIBANCO will use the amounts received pursuant to item 4.3.6 above to pay the subscription, plus the fees indicated in sub-item 4.3.4, through closing of exchange for remittance abroad, of the amounts owed in favor of the TRUSTEE.

4.3.8. The TRUSTEE will receive the amount corresponding to the issue price of the Securities in foreign currency and will be responsible for making the respective payment to the SPONSOR COMPANY receiving in return the Securities, which will be deposited in the name of ITAU UNIBANCO before the TRUSTEE, serving as a ballast to the new BDRs to be issued in Brazil.

4.3.9. No interest or any other remuneration will be due, by SPONSOR COMPANY, for the period between the date on which the Securities are subscribed and the date on which they are delivered to BDR holders.

4.4. BONUS ON SECURITIES AND SPLITTING - In the event of a bonus or split of Securities, ITAU UNIBANCO will issue new BDRs, corresponding to these Securities, and credit them to BDR holders.

4.4.1. Subject to the provisions of item 7 hereof, the SPONSOR COMPANY, will communicate the market, ITAU UNIBANCO and B3, simultaneously abroad and in Brazil, about any bonus and split operations of Securities.

4.4.2. The new BDRs will be registered with B3, on behalf of the respective holders, for those that keep their certificates registered at B3. For investors who maintain their BDRs registered directly in the Registration System of BDR, the new certificates will be registered by ITAU UNIBANCO in said book.

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4.4.3. Somente serão distribuídos BDRs inteiros. As frações geradas, insuficientes para formar um BDR, serão somadas e vendidas em leilão na B3, e o valor proveniente da venda será creditado proporcionalmente a cada titular de BDR.

4.4.4. Não serão devidos pela EMPRESA PATROCINADORA juros ou qualquer outra remuneração pelo período compreendido entre a data em que as frações insuficientes para formar um BDR forem cedidas e transferidas ao ITAU UNIBANCO e a data em que os recursos obtidos com a alienação das frações forem entregues aos titulares de BDRs.

4.4.5. O ITAU UNIBANCO e a EMPRESA PATROCINADORA não se responsabilizam pela apuração, recolhimento, compensação e restituição de quaisquer tributos incidentes sobre distribuições em dinheiro a serem pagos aos titulares de BDRs, no Brasil ou no exterior, exceto se houver legislação atribuindo expressamente à instituição depositária dos BDRs ou à EMPRESA PATROCINADORA tal responsabilidade tributária, hipótese em que estes serão recolhidos antes de efetuada a distribuição dos recursos aos titulares dos BDRs. De acordo com a legislação tributária aplicável, os titulares dos BDRs serão os responsáveis pela apuração e recolhimento de todos e quaisquer tributos ou outros encargos governamentais devidos em razão da titularidade dos BDRs, ou dos Valores Mobiliários de sua titularidade, bem como aqueles incidentes sobre quaisquer negociações de BDRs.

4.4.6. A EMPRESA PATROCINADORA poderá optar por não efetuar a distribuição dos BDRs adicionais aos titulares e alterar a proporção entre Valores Mobiliários e BDRs.

4.5. GRUPAMENTO – No caso de grupamento de Valores Mobiliários, será efetuado o cancelamento automático de BDRs junto à B3 em número suficiente para refletir a nova quantidade de Valores Mobiliários depositados perante o CUSTODIANTE.

4.4.3. Only whole BDRs will be distributed. The fractions generated, insufficient to form a BDR, will be added and sold at auction at B3, and the proceeds from the sale will be credited proportionately to each BDR holder.

4.4.4. The SPONSOR COMPANY will not pay interest or any other remuneration for the period between the date on which the fractions insufficient to form a BDR are assigned and transferred to ITAU UNIBANCO and the date on which the funds obtained with the sale of fractions are delivered to BDR holders.

4.4.5. ITAU UNIBANCO and the SPONSOR COMPANY are not responsible for the calculation, collection, compensation and refund of any taxes on cash distributions to be paid to BDR holders, in Brazil or abroad, unless there is legislation expressly attributing such tax liability to the BDRs depositary institution or to the SPONSOR COMPANY, in which case they will be collected before the distribution of funds to BDR holders. In accordance with applicable tax legislation, BDR holders will be responsible for calculating and paying any and all taxes or other government charges due as a result of ownership of BDRs, or the Securities owned by them, as well as those levied on any BDR negotiations.

4.4.6. The SPONSOR COMPANY may choose not to distribute additional BDRs to holders and change the ratio between Securities and BDRs.

4.5. GROUPING - In the case of a grouping of Securities, there will be an automatic cancellation of BDRs with B3 in sufficient numbers to reflect the new quantity of Securities deposited before the TRUSTEE.

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4.5.1. Observado o disposto no item 7 deste contrato, a EMPRESA PATROCINADORA deverá comunicar o mercado, o ITAU UNIBANCO e a B3, simultaneamente no exterior e no Brasil, sobre qualquer operação de grupamento de Valores Mobiliários.

4.5.2. Para os titulares de BDRs que mantiverem seus certificados registrados na B3, o ITAU UNIBANCO informará a esta para que esta efetue o cancelamento de BDRs. Para os titulares de BDRs que mantiverem seus certificados no Sistema de Registro de BDR, o ITAU UNIBANCO fará o débito na conta individualizada de cada titular de BDRs.

4.5.3. Somente serão cancelados BDRs inteiros. As frações geradas, insuficientes para formar um BDR, serão somadas e vendidas em leilão na B3, e o valor proveniente da venda será creditado proporcionalmente a cada titular de BDRs, se assim for definido entre ITAU UNIBANCO e EMPRESA PATROCINADA.

4.5.4. Não serão devidos pela EMPRESA PATROCINADORA juros ou qualquer remuneração pelo período compreendido entre a data em que as frações insuficientes para formar um BDR forem cedidas e transferidas ao ITAU UNIBANCO e a data em que os recursos obtidos com a alienação das frações forem entregues aos titulares de BDRs.

4.5.1. Subject to the provisions of item 7 hereof, the SPONSOR COMPANY, will communicate the market, ITAU UNIBANCO and B3, simultaneously abroad and in Brazil, about any bonus and split operations of Securities.

4.5.2. For BDR holders who keep their certificates registered with B3, ITAU UNIBANCO will inform the latter so that it can cancel the BDRs. For BDR holders who maintain their certificates in the BDR Registration System, ITAU UNIBANCO will debit the individual account of each BDR holder

4.5.3. Only whole BDRs will be canceled. The fractions generated, insufficient to form a BDR, will be added up and sold at auction at B3, and the proceeds from the sale will be credited proportionally to each BDR holder, if so defined between ITAU UNIBANCO and the SPONSOR COMPANY.

4.5.4. The SPONSOR COMPANY will not pay interest or any other remuneration for the period between the date on which the fractions insufficient to form a BDR are assigned and transferred to ITAU UNIBANCO and the date on which the funds obtained with the sale of fractions are delivered to BDR holders.

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4.5.5. O ITAU UNIBANCO e a EMPRESA PATROCINADORA não se responsabilizam pela apuração, recolhimento, compensação e restituição de quaisquer tributos incidentes sobre distribuições em dinheiro a serem pagos aos titulares de BDRs, no Brasil ou no exterior, exceto se houver legislação atribuindo expressamente à instituição depositária dos BDRs ou à EMPRESA PATROCINADORA tal responsabilidade tributária, hipótese em que estes serão recolhidos antes de efetuada a distribuição dos recursos aos titulares dos BDRs. De acordo com a legislação tributária aplicável, os titulares dos BDRs serão os responsáveis pela apuração e recolhimento de todos e quaisquer tributos ou outros encargos governamentais devidos em razão da titularidade dos BDRs, ou dos Valores Mobiliários de sua titularidade, bem como aqueles incidentes sobre quaisquer negociações de BDRs.

4.5.6. A EMPRESA PATROCINADORA poderá optar por não efetuar o cancelamento dos BDRs necessários para registrar o grupamento aos titulares e alterar a proporção entre Valores Mobiliários e BDRs.

4.6. CISÃO, INCORPORAÇÃO E FUSÃO – Os titulares de BDRs poderão ter direito decorrente de cisão, incorporação ou fusão que venha a ser deliberada e divulgada pela EMPRESA PATROCINADORA, e o tratamento a ser adotado dependerá das características de cada evento. Caberá à EMPRESA PATROCINADORA informar o ITAU UNIBANCO imediatamente e por e-mail sobre eventual deliberação relativa a alguma das operações societárias acima mencionadas.

4.6.1. O ITAU UNIBANCO e a B3 providenciarão, respectivamente, os registros no Sistema de Registro de BDR e no sistema da B3, de forma a refletir o novo número de BDRs detidos pelos seus titulares.

4.7. DIREITO DE VOTO – Os titulares de BDRs terão o direito de instruir o ITAU UNIBANCO para que seja exercido o voto correspondente aos Valores Mobiliários depositados perante o CUSTODIANTE, exclusivamente em relação aos assuntos em que tais Valores Mobiliários possuam direito de voto, conforme previsto no estatuto social ou documento equivalente da EMPRESA PATROCINADORA.

4.5.5. ITAU UNIBANCO and the SPONSOR COMPANY are not responsible for the calculation, collection, compensation and refund of any taxes on cash distributions to be paid to BDR holders, in Brazil or abroad, unless there is legislation expressly attributing such tax liability to the BDRs depositary institution or to the SPONSOR COMPANY, in which case they will be collected before the distribution of funds to BDR holders. In accordance with applicable tax legislation, BDR holders will be responsible for calculating and paying any and all taxes or other government charges due as a result of ownership of BDRs, or the Securities owned by them, as well as those levied on any BDR negotiations.

4.5.6. The SPONSOR COMPANY may choose not to cancel the BDRs necessary to register the grouping of holders and change the ratio between Securities and BDRs. .

4.6. SPIN-OFF, ABSORPTION AND MERGER – BDR holders may have the right arising from a spin-off, absorption or merger that may be deliberated and disclosed by the SPONSOR COMPANY and the treatment to be adopted will depend on the characteristics of each event. The SPONSOR COMPANY will be responsible for informing ITAU UNIBANCO immediately and by email of any decision on any of the aforementioned corporate transactions.

4.6.1. ITAU UNIBANCO and B3 will provide, respectively, the records in the BDR Registration System and in the B3 system, in order to reflect the new number of BDRs held by their holders.

4.7. VOTING RIGHTS – BDR holders will have the right to instruct ITAU UNIBANCO to exercise the vote corresponding to the Securities deposited with the TRUSTEE, exclusively in relation to matters in which such Securities have the right to vote, as provided for in Bylaws or equivalent document of the SPONSOR COMPANY.

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4.7.1. As convocações das assembleias gerais de acionistas da EMPRESA PATROCINADORA serão realizadas por esta, observado o disposto no item 7 deste Contrato, simultaneamente no Brasil e no exterior, mediante comunicação ao mercado, ao ITAU UNIBANCO e à B3, contendo a relação das matérias a serem votadas, já traduzidas para o português.

4.7.2. Dentro do prazo e de acordo com as condições especificadas na comunicação prevista no item 4.7.1, os titulares de BDRs deverão encaminhar sua manifestação acerca do exercício do direito de voto ao ITAU UNIBANCO. Caberá a cada titular dos BDRs, à luz de seus próprios interesses, exercer seu direito de voto na EMPRESA PATROCINADORA.

4.7.3. O ITAU UNIBANCO, ao receber as correspondências com as respectivas instruções de voto, fará uma tabulação e encaminhará a informação ao CUSTODIANTE, por meio de mensagem SWIFT, correspondência em arquivo pdf ou fac-simile.

4.7.4. O CUSTODIANTE, ao receber as informações, votará ou constituirá procurador para votar na respectiva assembleia de acionistas da EMPRESA PATROCINADORA, de acordo com as instruções de voto recebidas.

4.7.5. O ITAU UNIBANCO não será responsável por falha decorrente do não recebimento das instruções de voto ou não recebimento dessas instruções dentro do prazo e nas condições indicadas na comunicação realizada nos termos do item 4.7.1. Isso significa que o titular do BDR eventualmente poderá não conseguir votar nas assembleias gerais da EMPRESA PATROCINADORA.

4.7.1. The convening of general shareholders’ meetings of SPONSOR COMPANY will be carried out by the latter, subject to the provisions of item 7 hereof, simultaneously in Brazil and abroad, by means of communication to the market, to ITAU UNIBANCO and to B3, containing the list of matters to be voted on, already translated into Portuguese.

4.7.2. Within the deadline and in accordance with the conditions specified in the communication provided in item 4.7.1, the BDR holders must forward their statement regarding the exercise of voting rights to ITAU UNIBANCO. It will be up to each holder of the BDRs, in the light of their own interests, to exercise their voting rights at the SPONSOR COMPANY.

4.7.3. ITAU UNIBANCO, upon receiving the correspondence with the respective voting instructions, will make a tabulation and forward the information to the TRUSTEE, by means of SWIFT message, correspondence in pdf file or facsimile.

4.7.4. The TRUSTEE, upon receiving the information, will vote or appoint an attorney to vote at the respective shareholders’ meeting of the SPONSOR COMPANY, in accordance with the voting instructions received.

4.7.5. ITAU UNIBANCO shall not be liable for failure arising from the non-receipt of voting instructions or non-receipt of these instructions within the time limit and under the conditions indicated in the communication made pursuant to item 4.7.1. This means that the BDR holder may eventually be unable to vote at the stockholders’ meetings of the SPONSOR COMPANY.

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4.7.6. Ao ITAU UNIBANCO não é conferido o direito de exercer de forma discricionária o direito de voto relativo aos Valores Mobiliários que servem de lastro aos BDRs. Não obstante o acima exposto e sujeito à consulta a ser realizada perante a CVM, o ITAU UNIBANCO pode, a pedido da EMPRESA PATROCINADORA, representar o representante dos Valores Mobiliários (quer tenham ou não sido recebidas instruções de voto em relação a tais BDRs), com a única finalidade de estabelecer um quórum nas assembleias gerais de acionistas da EMPRESA PATROCINADORA.

4.7.7. No que se refere a manifestações com relação ao direito de voto, os titulares de BDRs deverão encaminhá-las ao endereço eletrônico a ser indicado pelo ITAU UNIBANCO.

4.8. OUTROS DIREITOS DOS TITULARES DE BDRs – Outros direitos dos titulares de BDRs que afetem a quantidade de Valores Mobiliários, de BDRs, ou que tragam consequências não previstas neste contrato, serão definidos de comum acordo entre a EMPRESA PATROCINADORA e o ITAU UNIBANCO.

4.8.1. Sempre que o ITAU UNIBANCO receber outras distribuições da EMPRESA PATROCINADORA (seja em dinheiro ou Valores Mobiliários), que não as anteriormente prescritas, o ITAU UNIBANCO deverá distribuí-las aos titulares de BDRs, na proporção do número de BDRs detidos por eles, desde que de acordo com o disposto neste contrato e na legislação aplicável.

4.8.2. Não serão oferecidos aos titulares de BDRs direitos ou quaisquer outras prerrogativas que sejam ou resultem ilegais ou incompatíveis com a legislação brasileira vigente.

4.8.3. O ITAU UNIBANCO e a EMPRESA PATROCINADORA não se responsabilizam pela apuração, recolhimento, compensação e restituição de quaisquer tributos incidentes sobre distribuições em dinheiro a serem pagos aos titulares de BDRs, no Brasil ou no exterior, exceto se houver legislação atribuindo expressamente à instituição depositária dos BDRs ou à EMPRESA PATROCINADORA tal responsabilidade tributária, hipótese em que estes serão recolhidos antes de efetuada a distribuição dos recursos aos titulares dos BDRs. De acordo com a legislação tributária aplicável, os titulares dos BDRs serão os responsáveis pela apuração e recolhimento de todos e quaisquer tributos ou outros encargos governamentais devidos em razão da titularidade dos BDRs, ou dos Valores Mobiliários de sua titularidade, bem como aqueles incidentes sobre quaisquer negociações de BDRs.

4.7.6. ITAU UNIBANCO is not granted the right to exercise in a discretionary manner the right to vote on the Securities that serve as ballast to BDRs. Notwithstanding the above and subject to consultation with CVM, ITAU UNIBANCO may, at the request of the SPONSOR COMPANY, represent the Securities representative of the BDRs (whether or not voting instructions have been received in respect of such BDRs), for the sole purpose of establishing a quorum at the general shareholders’ meetings of the SPONSOR COMPANY.

4.7.7. With respect to manifestations regarding voting right, BDR holders should send them to the electronic address to be indicated by ITAU UNIBANCO.

4.8. OTHER RIGHTS OF BDR HOLDERS - Other rights of BDR holders that affect the number of Securities, BDRs, or that bring consequences that are not provided herein, will be defined by mutual agreement between the SPONSOR COMPANY and ITAU UNIBANCO.

4.8.1. Whenever ITAU UNIBANCO receives other distributions from the SPONSOR COMPANY (either in cash or Securities), other than those previously established, ITAU UNIBANCO must distribute them to BDR holders, in proportion to the number of BDRs held by them, provided that in accordance with the provisions hereof and applicable law.

4.8.2. BDR holders will not be offered rights or any other prerogatives that are illegal or incompatible with current Brazilian legislation.

4.8.3. ITAU UNIBANCO and the SPONSOR COMPANY are not responsible for the calculation, collection, compensation and refund of any taxes on cash distributions to be paid to BDR holders, in Brazil or abroad, unless there is legislation expressly attributing such tax liability to the BDRs depositary institution or to the SPONSOR COMPANY, in which case they will be collected before the distribution of funds to BDR holders. In accordance with applicable tax legislation, BDR holders will be responsible for calculating and paying any and all taxes or other government charges due as a result of ownership of BDRs, or the Securities owned by them, as well as those levied on any BDR negotiations.

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4.8.4. Exceto mediante determinação legal, o ITAU UNIBANCO não tem obrigação de se envolver em ações judiciais, processos administrativos ou em outras medidas legais relativas aos BDRs ou a este Contrato, em nome dos titulares dos BDRs, ou em nome de qualquer outra pessoa.

4.8.5. As comunicações ao mercado e à B3 referentes a quaisquer outros direitos e vantagens atribuídos pelos Valores Mobiliários serão feitas pela EMPRESA PATROCINADORA, observado o disposto no item 7 deste Contrato, simultaneamente no Brasil e no exterior.

4.9. CANCELAMENTO DE REGISTRO PERANTE A CVM. A EMPRESA PATROCINADORA aderente ao programa de BDR Nível II ou BDR Nível III poderá cancelar seu registro de companhia aberta na CVM para negociação de BDRs na B3. Nesse caso, a EMPRESA PATROCINADORA ou seus acionistas controladores deverão submeter à aprovação prévia da CVM e da B3 os procedimentos para descontinuidade do referido programa, nos termos da Resolução CVM 80, das regras da B3 e da Instrução CVM 332 e informar, imediatamente ao ITAU UNIBANCO, sobre tal pedido de cancelamento.

4.9.1. Uma vez aprovado o plano de descontinuidade do programa pela CVM, a EMPRESA PATROCINADORA, observado o disposto no item 7 deste Contrato, deverá, imediatamente, divulgar ao mercado os procedimentos e condições para descontinuidade do programa.

4.8.4. Except as required by law, ITAU UNIBANCO is under no obligation to engage in lawsuits, administrative proceedings or in other legal measures relating to the BDRs or this Agreement holders of the BDRs, or on behalf of any other person.

4.8.5. Communications to the market and to B3 referring to any other rights and advantages attributed by the Securities will be made by the SPONSOR COMPANY, subject to the provisions of item 7 hereof, both in Brazil and abroad.

4.9. CANCELLATION OF REGISTRATION BEFORE CVM. The SPONSOR COMPANY adherent to the Level II BDR or Level III BDR program may cancel its registration of company listed at the CVM for trading BDRs at B3. In this case, the SPONSOR COMPANY or their controlling shareholders shall submit the procedures for discontinuing said program to the prior approval of CVM and B3, pursuant to CVM Resolution 80, the rules of B3 and CVM Instruction 332 and immediately inform ITAU UNIBANCO, regarding such cancellation request.

4.9.1. Once the program discontinuation plan is approved by the CVM, the SPONSOR COMPANY, in compliance with the provisions of item 7 hereof, shall immediately disclose to the market the procedures and conditions for discontinuing the program.

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4.10. Os titulares de BDR, poderão comparecer a qualquer agência do Itaú Unibanco S.A. para atendimento, cujos endereços podem ser encontrados no website www.itau.com.br.

4.11. É facultado ao ITAU UNIBANCO alterar os locais de atendimento, mediante comunicação escrita à EMPRESA PATROCINADORA.

5. OBRIGAÇÕES DO ITAU UNIBANCO

5.1. O ITAU UNIBANCO responsabiliza-se por:

(a) solicitar à CVM o registro do Programa de BDRs, valendo-se para tanto das informações prestadas pela EMPRESA PATROCINADORA, ficando desde já estabelecido que o ITAU UNIBANCO não deverá ser responsabilizado, perante terceiros ou perante reguladores, no Brasil e no exterior, pela veracidade e exatidão das informações obtidas com a EMPRESA PATROCINADORA.

(b) emitir os BDRs conforme o lastro dos Valores Mobiliários depositados perante o CUSTODIANTE;

(c) em relação aos BDRs mantidos sob sua custódia, registrar as transferências de BDRs e respectivas averbações no Sistema de Registro de BDR;

( ) mediante solicitação da EMPRESA PATROCINADORA, registrar no sistema da B3 os BDRs que venham a ser admitidos à negociação nos ambientes de negociação dessa entidade;

(d) adotar, no desempenho de suas funções e no cumprimento dos seus deveres, o mesmo padrão de cuidado que exerce em relação aos seus próprios ativos e valores, observando os princípios e normas profissionais de diligência, prudência e perícia normais para atividade de emissão de certificados; e

4.10. BDR holders may go to any branch of Itaú Unibanco S.A. for assistance, whose addresses can be found on the website www.itau.com.br.

4.11. It is allowed to ITAU UNIBANCO to change the places of service, by written communication to the SPONSOR COMPANY.

5. ITAU UNIBANCO’S OBLIGATIONS

5.1. ITAU UNIBANCO takes responsibility for:

(a) requesting to CVM to register the BDRs Program, making use of the information provided by the SPONSOR COMPANY, hereby providing that ITAU UNIBANCO shall not be held liable, before third parties or before regulators, in Brazil and abroad, for the veracity and accuracy of the information obtained with the SPONSOR COMPANY.

(b) issue the BDRs according to the backing of the Securities deposited before the TRUSTEE;

(c) in relation to BDRs held under its custody, recording the transfers of BDRs and their respective entries in the BDR Registration System;

(d) upon request of SPONSOR COMPANY, register in the B3 system the BDRs that may be admitted to trading in the trading environments of this entity;

(e) adopt, in the performance of its duties and in the fulfillment of its duties, the same standard of care that it exercises in relation to its own assets and values, respecting the professional principles and standards of diligence, prudence and expertise that are normal for the certificate issuing activity; and

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(f) atos ou omissões que lhe forem exclusivamente imputáveis e que provoquem a deterioração ou perecimento dos BDRs ou de direitos a eles inerentes.

5.2. O ITAU UNIBANCO obriga-se a transferir à B3 os recursos que lhe forem pagos pela EMPRESA PATROCINADORA, diretamente ou por intermédio do CUSTODIANTE, relativos às distribuições em dinheiro a que tenham direito os titulares dos BDRs registrados no sistema da B3, bem como os recursos que obtiver com a venda de frações de BDRs na B3, se for o caso.

5.2.1. Caberá à B3 repassar tais recursos aos Agentes de Custódia, que, por sua vez, efetuarão o pagamento aos titulares dos BDRs.

5.3. Nos casos de aumento de capital por meio de subscrição de novos Valores Mobiliários de emissão da EMPRESA PATROCINADORA, o ITAU UNIBANCO compromete-se a efetuar pagamentos de dividendos, juros sobre capital próprio ou bonificação em dinheiro de forma proporcional e idêntica a todos os titulares dos BDRs.

5.3.1. Em nenhuma hipótese o ITAU UNIBANCO assumirá a dívida relativa aos pagamentos de dividendos, bonificações ou outras distribuições em dinheiro, nem adiantará ou emprestará recursos para a EMPRESA PATROCINADORA.

5.3.2. Se, na data determinada para recebimento dos valores em moeda corrente nacional, provenientes de fechamento de contrato de câmbio para pagamento das distribuições acima mencionadas, não houver saldo disponível na conta da EMPRESA PATROCINADORA para contratação do câmbio, o ITAU UNIBANCO informará a B3 a respeito e não transferirá recursos naquele dia, assumindo a EMPRESA PATROCINADORA, isolada e integralmente, os ônus daí decorrentes.

(f) acts or omissions that are exclusively attributable to it and that cause the BDRs to deteriorate or perish or the rights inherent to them.

5.2. ITAU UNIBANCO undertakes to transfer to B3 the funds paid to it by the SPONSOR COMPANY, directly or through TRUSTEE related to cash distributions to which the holders of the BDRs registered in the B3 system are entitled, as well as the funds obtained with the sale of fractions of BDRs in B3, if applicable.

5.2.1. It will be up to B3 to pass on such resources to Custody Agents, who, in turn, will make the payment to the holders of the BDRs.

5.3. In the case of capital increase through subscription of new Securities issued by SPONSOR COMPANY, ITAU UNIBANCO undertakes to pay interest on equity or dividends, cash bonus proportionally and identical to all BDR holders.

5.3.1. In no event will ITAU UNIBANCO assume the debt related to the payment of dividends, bonuses or other cash distributions, nor will it advance or lend funds to the SPONSOR COMPANY.

5.3.2. If, on the date determined for receipt of amounts in national currency, arising from the closing of an exchange contract for payment of the aforementioned distributions, there is no balance available in the SPONSOR COMPANY’s account for contracting the exchange, ITAU UNIBANCO will inform B3 about it and will not transfer funds on that day, with the SPONSOR COMPANY assuming, individually and in full, the encumbrances arising therefrom.

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5.4. Constitui, ainda, obrigação do ITAU UNIBANCO, durante a vigência deste Contrato, manter em pleno vigor todas as autorizações governamentais necessárias para prestação dos serviços previstos neste Contrato.

5.5. Nos termos do artigo 5°, parágrafo quinto da Instrução CVM 332, o ITAU UNIBANCO obriga-se a fornecer à CVM, a qualquer tempo e no prazo que vier a ser por esta determinado, quaisquer informações e documentos relativos ao Programa de BDRs aprovado e aos Valores Mobiliários emitidos.

6. OBRIGAÇÕES DA EMPRESA PATROCINADORA

6.1. Qualquer que seja o programa de BDRs patrocinado pela EMPRESA PATROCINADORA, esta se obriga a:

(a) cumprir todas as obrigações que lhe são impostas pela Instrução CVM 332, Resolução CVM 80 e demais normativas aplicáveis;

(a) divulgar simultaneamente no Brasil o calendário de eventos corporativos, bem como comunicado sobre a realização de quaisquer desses eventos, incluindo a assembleia geral de acionistas, reunião do conselho de administração, reunião com analistas, entre outros eventos;

(b) alinhar o cronograma de realização de cada evento corporativo com o ITAU UNIBANCO, previamente à deliberação do mesmo pela EMPRESA PATROCINADORA, de modo que o ITAU UNIBANCO possa avaliar a viabilidade operacional de cumprir com o cronograma pretendido;

(c) divulgar simultaneamente no Brasil, nos termos da regulamentação aplicável, as informações prestadas pela EMPRESA PATROCINADORA em seu país de origem e nos países em que sejam negociados os Valores Mobiliários;

(d) informar imediatamente o ITAU UNIBANCO sobre quaisquer correspondências, intimações, notificações e pedidos de esclarecimento recebidos da CVM ou de entidade ou órgão de fiscalização similar à CVM a que está sujeita no seu país de origem e em qualquer outro país em que sejam negociados os Valores Mobiliários, que possam afetar os titulares de BDRs;

5.4. It is also the obligation of ITAU UNIBANCO, during the term hereof, to maintain in full force all government authorizations necessary to provide the services established herein.

5.5. Pursuant to article 5, Fifth Paragraph of CVM Instruction 332, ITAU UNIBANCO undertakes to provide CVM, at any time and within such period as may be determined by CVM, with any information and documents relating to the approved BDR Program and the Securities issued.

6. SPONSOR COMPANY’S OBLIGATIONS

6.1. Whatever the BDRs program sponsoring the SPONSOR COMPANY, it undertakes to:

(a) comply with all obligations imposed by CVM Instruction 332, CVM Resolution 80 and other applicable regulations;

(b) simultaneously disclose in Brazil the calendar of corporate events, as well as a notice about the realization of any of these events, including the stockholders’ meeting, board of directors meeting, meeting with analysts, among other events;

(c) align the schedule for holding each corporate event with ITAU UNIBANCO, prior to its deliberation by SPONSOR COMPANY, so that ITAU UNIBANCO can assess the operational feasibility of complying with the intended schedule;

(d) simultaneously disclose in Brazil, in accordance with the applicable regulation, the information provided by the SPONSOR COMPANY in its country of origin and in the countries in which the Securities are traded;

(e) immediately inform ITAU UNIBANCO of any correspondence, subpoenas, notifications and requests for clarification received from the CVM or from an entity or supervisory body similar to the CVM to which it is subject in its country of origin and in any other country in which the Securities are traded, which may affect the BDR holders;

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(f) no caso da alínea “e” acima, informar imediatamente o ITAU UNIBANCO sobre as respostas às correspondências, intimações, notificações e pedidos de esclarecimento enviados à CVM ou respectiva entidade ou órgão de fiscalização similar à CVM;

(g) submeter à prévia aprovação do ITAU UNIBANCO as publicações em que seja feita referência ao ITAU UNIBANCO, ou aos serviços objeto deste Contrato;

(h) tendo em vista o disposto no item 5.5 acima, fornecer ao ITAU UNIBANCO, a qualquer tempo e no prazo que vier a ser por esta determinado, quaisquer informações e documentos relativos ao programa de BDRs e aos Valores Mobiliários;

(i) efetuar o pagamento da remuneração devida ao ITAU UNIBANCO, nos prazos e condições previstos em instrumento de remuneração apartado firmado entre as partes, conforme alterado de tempos em tempos;

(j) transferir ao ITAU UNIBANCO, por meio do CUSTODIANTE, os valores relativos ao pagamento de distribuições de dividendos, bonificações e outras distribuições em dinheiro decorrentes dos Valores Mobiliários;

(b) disponibilizar prontamente ao ITAU UNIBANCO informações e documentos relativos ao Programa de BDRs, aos Valores Mobiliários e à EMPRESA PATROCINADORA, quando necessário à defesa dos interesses do ITAU UNIBANCO em qualquer ação judicial ou processo administrativo, bem como à prestação de esclarecimentos perante qualquer autoridade brasileira, incluindo, mas não se limitando à CVM ou ao Banco Central do Brasil.

(k) comunicar os titulares de BDRs a respeito das atribuições do ITAU UNIBANCO no âmbito deste Contrato, bem como colocar os termos deste Contrato que afetem os detentores de BDRs em sua página na rede mundial de computadores até o término deste Contrato.

(f) in the case of letter “e” above, immediately inform ITAU UNIBANCO of the responses to correspondence, subpoenas, notifications and requests for clarification sent to the CVM or the respective entity or supervisory body similar to the CVM;

(l) submit for prior approval by ITAU UNIBANCO publications in which reference is made to ITAU UNIBANCO or the services purpose hereof;

(g) in view of the provisions of item 5.5 above, provide ITAU UNIBANCO, at any time and within the term determined thereby, with any information and documents related to the BDR program and the Securities;

(h) pay the remuneration due to ITAU UNIBANCO, within the terms and conditions set forth in a separate remuneration instrument signed between the parties, as amended from time to time;

(i) transfer to ITAU UNIBANCO, through the TRUSTEE, the amounts related to the payment of distributions of dividends, bonuses and other cash distributions arising from the Securities;

(m) promptly make available to ITAU UNIBANCO information and documents related to the BDR Program, the Securities and to SPONSOR COMPANY, when necessary to defend the interests of ITAU UNIBANCO in any legal action or administrative proceeding, as well and the provision of clarifications before any Brazilian authority, including, but not limited to, the CVM or the Central Bank of Brazil.

(j) communicate BDR holders about ITAU UNIBANCO’s attributions within the scope hereof, as well as placing the terms hereof which relates to the BDR holders on its website until its expiration.

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7. DIVULGAÇÃO DE INFORMAÇÕES AO MERCADO

7.1. A divulgação de informações no Brasil relativas ao programa de BDRs aprovado pela CVM, aos Valores Mobiliários e à EMPRESA PATROCINADORA, nos termos previstos neste Contrato e na regulamentação aplicável, é de responsabilidade e será feita pela EMPRESA PATROCINADORA, na forma prevista neste Contrato e na regulamentação aplicável.

7.2. A EMPRESA PATROCINADORA, por seus representantes legais, responde perante o ITAU UNIBANCO e os titulares dos BDRs, pela veracidade, consistência, qualidade e suficiência das informações prestadas ao mercado relativas ao programa de BDRs e aos Valores Mobiliários.

8. REMUNERAÇÃO

8.1. O ITAU UNIBANCO receberá a remuneração indicada em instrumento de remuneração apartado firmado entre as partes, conforme as disposições ali estabelecidas.

9. CONFIDENCIALIDADE

9.1. Para os propósitos deste Contrato serão consideradas “Informações Confidenciais” todas e quaisquer informações e/ou dados que tenham sido direta ou indiretamente fornecidos ou divulgados por uma parte a outra sob ou em função deste contrato, ressalvado o disposto no item 9.3.

9.2. Cada uma das partes, por si, seus diretores, funcionários, representantes e colaboradores comprometem-se a manter o sigilo e a confidencialidade das Informações Confidenciais da outra parte divulgadas sob ou em função deste contrato, bem como a não utilizar, reproduzir ou divulgar referidas Informações Confidenciais da outra parte, salvo mediante autorização escrita da parte proprietária da informação e conforme estritamente necessário para o desempenho de suas atividades e/ou obrigações sob este contrato.

7. DISCLOSURE OF MARKET INFORMATION

7.1. The disclosure of information in Brazil regarding the BDR program approved by the CVM, the Securities and the SPONSOR COMPANY, under the terms set forth herein and in the applicable regulations, is the responsibility and will be made by SPONSOR COMPANY, as provided herein and in the applicable regulations.

7.2. The SPONSOR COMPANY, through its legal representatives, is responsible to ITAU UNIBANCO and the holders of the BDRs, for the veracity, consistency, quality and sufficiency of the information provided to the market regarding the BDR program and the Securities.

8. REMUNERATION

8.1. ITAU UNIBANCO will receive the remuneration indicated in a separate remuneration instrument signed between the parties, in accordance with the provisions established therein.

9. CONFIDENTIALITY

9.1. For the purposes hereof, “Confidential Information” will be considered any and all information and/or data that have been directly or indirectly provided or disclosed by one party to the other under or as a result hereof, except as provided in item 9.3.

9.2. Each party, by itself, its directors, employees, representatives and collaborators undertake to maintain the confidentiality and secrecy of the other party’s Confidential Information disclosed under or as a result hereof, as well as not to use, reproduce or disclose said other party’s Confidential Information, except with written authorization from the party that owns the information and as strictly necessary for the performance of its activities and/or obligations under this agreement.

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9.3. Não são consideradas Informações Confidenciais aquelas que:

(a)	as partes estejam autorizadas ou tenham a obrigação de divulgar em razão deste contrato ou de disposição legal, incluindo, mas não se limitando às normas editadas pela CVM;

(b)	as partes sejam obrigadas a divulgar em razão de determinação de autoridade püblica ou em decorrência de ordem judicial, observado o disposto no item 9.5;

(c)	sejam ou se tornem de domínio püblico sem a interferência de qualquer parte; ou

(d)	sejam de conhecimento de qualquer parte antes da assinatura deste contrato.

9.4. As partes somente poderão revelar a terceiro qualquer Informação Confidencial mediante prévia autorização escrita da parte proprietária da informação.

9.5. Se qualquer parte, por determinação de autoridade püblica ou em decorrência de ordem judicial, tiver que revelar qualquer Informação Confidencial, procederá como segue:

(a)	imediatamente dará notícia à parte proprietária da informação confidencial a respeito da ordem da autoridade püblica ou do juiz, exceto se da informação constar vedação nesse sentido; e

(b)	prestará todas as informações e subsídios que possam ser necessários para que o titular da Informação Confidencial, a seu critério, possa defender-se contra a divulgação de qualquer Informação Confidencial.

9.3. The following will not be considered as Confidential Information:

(a)	Information that the parties are authorized or have the obligation to disclose pursuant to this agreement or legal provision, including, but not limited to, the rules issued by the CVM;

(b)	Information that the parties are required to disclose as a result of a determination by a public authority or as a result of a court order, in compliance with the provisions of item 9.5;

(c)	Information that is or becomes public domain without interference from any party; or

(d)	Information that is known to any party prior to the signing hereof.

9.4. The parties may only disclose to a third party any Confidential Information upon prior written consent of the owner of the information.

9.5. If any party, by determination of public authority or as a result of a court order, has to disclose any Confidential Information, it will proceed as follows:

(a)	immediately inform the party that owns the confidential information regarding the order of the public authority or the judge, unless the information contains a prohibition in this regard; and

(b)	will provide all information and subsidies that may be necessary so that the holder of the Confidential Information, at its discretion, can defend itself against the disclosure of any Confidential Information.

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9.6. É vedada a utilização das Informações Confidenciais para qualquer outro fim que não:

(a)	a execução deste contrato; ou

(b)	a manutenção de registros e arquivos exigidos pela legislação.

9.7. Além de constituir infração contratual, a violação do dever de confidencialidade, inclusive aquela cometida por seus diretores, funcionários, representantes e colaboradores a qualquer título, obriga a parte infratora ao pagamento de indenização pelos prejuízos causados à parte proprietária da informação.

9.8. O pagamento de indenização não desobriga as partes, diretores, funcionários, representantes e colaboradores a qualquer título de continuarem cumprindo, no que cabível, o dever de confidencialidade, conforme disposto neste contrato.

9.9. Qualquer que seja a causa de dissolução deste Contrato, as partes continuarão obrigadas por si, seus diretores, funcionários, representantes e colaboradores a qualquer título, a respeitar o dever de confidencialidade, mesmo após o seu encerramento, sob pena de indenizar a outra parte pelos prejuízos causados.

10. CESSÃO

10.1. Fica vedada a cessão dos direitos e transferência das obrigações decorrentes deste Contrato sem a anuência da outra parte, ressalvada a hipótese do ITAU UNIBANCO cedê-los total ou parcialmente a empresa a ele ligada, a respeito do que a EMPRESA PATROCINADORA deverá ser comunicada com 30 (trinta) dias de antecedência.

11. VIGÊNCIA E DENÚNCIA

11.1. Este Contrato vigorará por prazo indeterminado, podendo ser denunciado, sem ônus, por qualquer parte, mediante aviso escrito com 60 (sessenta) dias de antecedência.

9.6. It is forbidden to use Confidential Information for any purpose other than:

(a)	a performance hereof; or

(b)	the maintenance of records and files required by legislation.

9.7. In addition to constituting a breach of contract, the breach of the duty of confidentiality, including that committed by its officers, employees, representatives and collaborators in any capacity, obliges the infringing party to pay compensation for the damages caused to the party that owns the information.

9.8. The payment of compensation does not release the parties, officers, employees representatives and collaborators in any way from continuing to comply, as appropriate, with the duty of confidentiality, as provided herein.

9.9. Whatever the reason for the dissolution of this Agreement, the parties will continue to be bound by themselves their officers, employees representatives and collaborators to respect the duty of confidentiality in any capacity, even after its termination, under penalty of indemnifying the other party for the damages caused.

10. ASSIGNMENT

10.1. The assignment of rights and transfer of obligations arising from this Agreement is prohibited without the consent of the other party, except in the event that ITAU UNIBANCO assigns them in whole or in part to the company linked thereto, with respect to what SPONSOR COMPANY must be communicated 30 (thirty) days in advance.

11. TERM AND TERMINATION

11.1. This Agreement will remain in force for an indefinite period, and may be terminated, free of charge, by any party, upon written notice 60 (sixty) days in advance.

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11.2. A parte denunciada, a seu critério, poderá dispensar a outra parte do cumprimento do prazo de aviso prévio.

12. RESOLUÇÃO

12.1. RESOLUÇÃO UNILATERAL POR INFRAÇÃO CONTRATUAL – Este Contrato poderá ser resolvido por qualquer uma das partes se a outra parte descumprir qualquer obrigação aqui prevista e, após ter sido notificada por escrito, deixar de, no prazo de 5 (cinco) dias, contado do recebimento da aludida notificação, tomar uma das providências abaixo indicadas:

(a)	cessar ou corrigir a infração cometida, sem prejuízo da indenização à parte prejudicada pelos danos comprovadamente causados; ou

(b)	indenizar a parte prejudicada dos danos comprovadamente causados quando não for mais possível o cumprimento da obrigação ou seu cumprimento não mais satisfizer os interesses da parte prejudicada.

12.2. RESOLUÇÃO UNILATERAL PELO ITAU UNIBANCO – O ITAU UNIBANCO poderá resolver unilateralmente este Contrato, mediante notificação por escrito à EMPRESA PATROCINADORA, se:

(a)	a EMPRESA PATROCINADORA exigir do ITAU UNIBANCO a prática de operação ilegal ou de natureza duvidosa em face das normas vigentes nos mercados financeiro e de capitais;

(b)	a EMPRESA PATROCINADORA deixar de cumprir a regulamentação da CVM ou do mercado de capitais a que está sujeita no seu país de origem e nos países em que seus Valores Mobiliários sejam admitidos a negociação;

(c)	a EMPRESA PATROCINADORA, sua controladora, controlada, coligada, subsidiária e/ou afiliada tiverem sua falência decretada, ou pedido de recuperação judicial, ou extrajudicial ou outro procedimento de insolvência deferido. em seu país de origem;

11.2. The terminating party, at its discretion, may exempt the other party from complying with the prior notice period.

12. TERMINATION

12.1. UNILATERAL TERMINATION FOR CONTRACTUAL BREACH - This Agreement may be terminated by either party if the other party fails to comply with any obligation set forth herein and, after having been notified in writing, fails, within 5 (five) days, counted from the receipt of the aforementioned notification, take one of the measures indicated below:

(a)	cease or correct the infraction committed, without prejudice to the indemnification to the aggrieved party for the damages proven to be caused; or

(b)	indemnify the aggrieved party for damages proven to have been caused when the fulfillment of the obligation is no longer possible or its fulfillment no longer satisfies the interests of the impaired party.

12.2. UNILATERAL TERMINATION BY ITAU UNIBANCO - ITAU UNIBANCO may unilaterally terminate this agreement, upon written notice to the SPONSOR COMPANY, if:

(a)	the SPONSOR COMPANY to demand from ITAU UNIBANCO the practice of illegal or dubious operations in view of the rules in force in the financial and capital markets; and

(b)	the SPONSOR COMPANY fails to comply with CVM or capital market regulations to which it is subject in its country of origin and in the countries where its Securities are admitted to trading;

(c)	the SPONSOR COMPANY, its parent company, controlled, associate, subsidiary and/or affiliate have its bankruptcy decreed, or request for judicial or extrajudicial organization, or another insolvency procedure granted in its respective jurisdiction.

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12.3. RESOLUÇÃO UNILATERAL PELA EMPRESA PATROCINADORA – A EMPRESA PATROCINADORA poderá resolver unilateralmente este Contrato, mediante notificação por escrito ao ITAU UNIBANCO, se o ITAU UNIBANCO:

(a)	tiver sua falência decretada; ou

(b)	for submetido à intervenção extrajudicial; ou

(c)	for submetido à liquidação ou dissolução judicial ou extrajudicial.

13. OBRIGAÇÕES RELACIONADAS ÀO TÉRMINO DO CONTRATO

13.1. Término do Contrato por Denüncia ou Resolução pela EMPRESA PATROCINADORA: na hipótese de denüncia ou resolução do Contrato pela EMPRESA PATROCINADORA, esta deverá comunicar o término do Contrato aos titulares de BDRs com antecedência mínima de 30 (trinta) dias da data de rescisão incluída na notificação de término do Contrato ao ITAU UNIBANCO.

13.2. Término do Contrato por Denüncia ou Resolução pelo ITAU UNIBANCO: em qualquer hipótese de dissolução do Contrato pelo ITAU UNIBANCO, a EMPRESA PATROCINADORA deverá comunicar o término do Contrato aos titulares de BDRs com antecedência mínima de 30 (trinta) dias da data de rescisão incluída na notificação de término do Contrato à EMPRESA PATROCINADORA.

13.3. Em qualquer hipótese de dissolução deste Contrato, para evitar eventuais prejuízos aos titulares de BDRs, o ITAU UNIBANCO continuará responsável pela manutenção dos registros no Sistema de Registro de BDRs e demais serviços correlatos, pelo prazo de 15 (quinze) dias subsequentes a data de término do Contrato.

12.3. UNILATERAL TERMINATION BY THE SPONSOR COMPANY – The SPONSOR COMPANY may unilaterally settle this Agreement, through written notice to ITAU UNIBANCO, if ITAU UNIBANCO:

(a)	has its bankruptcy decreed; or

(b)	is subjected to extrajudicial intervention; or

(c)	is submitted to judicial or extrajudicial liquidation or dissolution.

13. OBLIGATIONS RELATED TO THE TERMINATION OF THE AGREEMENT

13.1. Expiration of the Agreement by Termination or Rescission by the SPONSOR COMPANY: in the event of termination or rescission of the Agreement by the SPONSOR COMPANY, the latter must communicate the expiration of the Agreement to the BDR holders at least 30 (thirty) days before the date of rescission included in the Agreement expiration notice to ITAU UNIBANCO.

13.2. Expiration of the Agreement by Termination or Rescission by ITAU UNIBANCO: in any case of dissolution of the Agreement by ITAU UNIBANCO, the SPONSOR COMPANY shall communicate the expiration of the Agreement to BDR holders at least 30 (thirty) days before the rescission date included in the Agreement expiration notice to the SPONSOR COMPANY.

13.3 In any event of dissolution hereof, in order to avoid possible losses to BDR holders, ITAU UNIBANCO will continue to be responsible for maintaining records in the BDR Registration System and other related services, for a period of 15 (fifteen) days after the termination date of the Agreement.

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13.3.1. Durante o prazo de 15 (quinze) dias úteis acima referido, serão realizados apenas os registros e prestados os serviços que tiverem sido solicitados ou iniciados até a data da dissolução deste Contrato.

13.3.2. O ITAU UNIBANCO fará jus à remuneração prevista no item 8, de forma proporcional, calculada por dia, até o último dia em que prestar os serviços objeto deste Contrato.

13.4. Durante o prazo previsto nos itens 13.1. e 13.2, a EMPRESA PATROCINADORA compromete-se a contratar nova instituição depositária, que substituirá o ITAU UNIBANCO na prestação dos serviços objeto deste Contrato e notificar a CVM de referida substituição.

13.4.1. Decorrido o prazo mencionado no item 13.1 e 13.2 sem que a nova instituição depositária tenha sido contratada, a EMPRESA PATROCINADORA será responsável por todos os danos causados ao ITAU UNIBANCO e aos titulares de BDRs, comprometendo-se, a todo tempo, a manter o ITAU UNIBANCO isento de qualquer responsabilidade e a indenizá-lo conforme disposto no item 15 deste Contrato.

13.5. Imediatamente após a contratação da nova instituição depositária, a EMPRESA PATROCINADORA deverá notificar o ITAU UNIBANCO, que se obriga a, imediatamente após o recebimento dessa notificação:

(a)	transferir à nova instituição depositária o cadastro dos titulares de BDRs;

(b)	fornecer à EMPRESA PATROCINADORA e à nova instituição depositária as informações e documentos que venha a possuir em razão dos serviços prestados; no âmbito deste Contrato; e

(c)	transferir à nova instituição depositária os BDRs que estiverem depositadas em seu sistema, conforme indicado no Sistema de Registro de BDRs em cronograma acordado entre ITAU UNIBANCO e a nova instituição.

13.3.1. During the aforementioned period of 15 (fifteen) business days, only the registrations will be carried out and the services that have been requested or started until the date of dissolution hereof.

13.3.2.ITAU UNIBANCO will be entitled to the remuneration provided for in item 8, proportionally, calculated per day, until the last day on which it provides the services purpose hereof.

13.4. During the period provided in items 13.1. and 13.2, the SPONSOR COMPANY undertakes to contract a new depositary institution, which will replace ITAU UNIBANCO in the provision of the services purpose hereof and notify the CVM of said replacement.

13.4.1. After the period mentioned in items 13.1 and 13.2 has elapsed without the new depositary institution having been contracted, the SPONSOR COMPANY will be responsible for all damages caused to ITAU UNIBANCO and the holders of BDRs, undertaking, at all times, to keep ITAU UNIBANCO exempt from any liability and to indemnify it as provided in item 15 hereof.

13.5. Immediately after contracting the new depository institution, the SPONSOR COMPANY shall notify ITAU UNIBANCO, who undertakes to, immediately upon receipt hereof:

(a)	transfer to the new depositary institution the registration of BDR holders;

(b)	provide to the SPONSOR COMPANY and the new depositary institution the information and documents that it may have as a result of the services provided within the scope hereof; and

(c)	transfer to the new depositary institution the BDRs that are deposited in its system, as indicated in the BDR Registration System in a schedule agreed between ITAU UNIBANCO and the new institution.

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13.6. Término do Contrato por descontinuidade do Programa de BDR: a EMPRESA PATROCINADORA deverá submeter à aprovação prévia da CVM os procedimentos para descontinuidade do Programa de BDR.

14. ALTERAÇÕES CONTRATUAIS

14.1. Este Contrato e seus anexos somente poderão ser alterados mediante documento escrito assinado pelas partes. A alteração deste Contrato independe de prévia anuência ou comunicação aos titulares dos BDRs.

14.2. Em caso de alteração deste Contrato, a EMPRESA PATROCINADORA deverá atualizar as informações pertinentes na sua página na rede mundial de computadores, nos termos da alínea (i) do item 6.1.

15. REPARAÇÃO DE DANOS

15.1. A EMPRESA PATROCINADORA responde pelos danos que causar ao ITAU UNIBANCO, comprometendo-se, a todo tempo, a manter o ITAU UNIBANCO isento de qualquer responsabilidade e a indenizá-lo pelos danos, inclusive danos à imagem, incorridos pelo ITAU UNIBANCO em razão do descumprimento, pela EMPRESA PATROCINADORA, de quaisquer obrigações previstas no presente Contrato ou de quaisquer obrigações que, nos termos da regulamentação editada pela CVM, sejam atribuídas à EMPRESA PATROCINADORA.

15.2. Estão incluídos nos danos previstos no item anterior os gastos e prejuízos decorrentes de condenações, multas, juros e outras penalidades impostas por lei, regulamentos ou autoridades fiscalizadoras em processos administrativos ou judiciais bem como honorários advocatícios incorridos nas respectivas defesas.

13.6. Termination of the Agreement due to discontinuation of the BDR Program: SPONSOR COMPANY shall submit the procedures for discontinuing the BDR Program to the CVM for prior approval.

14. CONTRACTUAL AMENDMENTS

14.1. This Agreement and its annexes may only be amended by means of a written document signed by the parties. The amendment hereof does not depend on prior consent or communication to the BDR holders.

14.2. In case of amendment hereof, the SPONSOR COMPANY shall update the relevant information on its page on the world wide web, pursuant to letter (i) of item 6.1.

15. REPARATION OF DAMAGES

15.1. The SPONSOR COMPANY is liable for the damages it causes to ITAU UNIBANCO, undertaking, at all times, to keeping ITAU UNIBANCO exempt from any liability and to indemnify it for damages, including damages to the image, incurred by ITAU UNIBANCO due to non-compliance, by SPONSOR COMPANY, of any obligations provided herein or any obligations that, under the terms of the regulations issued by the CVM, are attributed to SPONSOR COMPANY.

15.2. The damages provided for in the previous item include expenses and losses resulting from convictions, fines, interest and other penalties imposed by law, regulations or supervisory authorities in administrative or judicial proceedings, as well as legal fees incurred in the respective defenses.

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15.3. A EMPRESA PATROCINADORA reembolsará, no prazo máximo de 5 (cinco) dias üteis, a contar do aviso que lhe for enviado pelo ITAU UNIBANCO, acompanhado dos respectivos comprovantes e demonstrativos, o valor correspondente aos prejuízos sofridos pelo ITAU UNIBANCO, inclusive o relativo a custas e honorários advocatícios, atualizado com base na variação do IGPM/FGV ou, na sua falta, do IGP-DI/FGV ou, na falta de ambos, do IPC/FIPE, desde a data do desembolso até a do ressarcimento, acrescido, em caso de não pagamento, de multa de 2% (dois por cento) e juros de mora 12% (doze por cento) ao ano, até a data do efetivo pagamento.

16. PROTEÇÃO DE DADOS

16.1. O ITAU UNIBANCO e demais empresas do conglomerado Itaü Unibanco (em conjunto, “Conglomerado”) tratam dados pessoais de pessoas físicas (como clientes, representantes e sócios/acionistas de clientes pessoa jurídica) para diversas finalidades relacionadas ao desempenho das atividades do Conglomerado, como, por exemplo, (i) oferta, divulgação, prestação de serviços e fornecimento de produtos; (ii) avaliação dos produtos e serviços mais adequados ao seu perfil; (iii) atividades financeiras, de crédito, de investimento e cobrança; (iv) cumprimento de obrigações legais, regulatórias e requisições de autoridades administrativas e judiciais; (v) exercício regular de direitos e fins de processos administrativos e judiciais; (vi) análise, gerenciamento e tratamento de potenciais riscos, incluindo os de crédito, fraude e segurança; (vii) verificação da sua identidade e dados pessoais, inclusive dados biométricos, para fins de autenticação, segurança e/ou prevenção à fraude em sistemas eletrônicos próprios ou de terceiros; (viii) avaliação, manutenção e aprimoramento dos serviços do Conglomerado; e (xi) hipóteses de legítimo interesse, como desenvolvimento e ofertas de produtos e serviços).

16.2. Os seus dados pessoais coletados poderão ser compartilhados para as finalidades previstas neste documento e na Política de Privacidade do Conglomerado, como, por exemplo, entre as empresas do Conglomerado, com prestadores de serviços e fornecedores localizados no Brasil ou no exterior, órgãos reguladores e entidades públicas, inclusive administrativas e judiciais e, ainda, com parceiros estratégicos para possibilitar a oferta de produtos e serviços. Os dados pessoais serão compartilhados pelas empresas do Conglomerado apenas na medida necessária e, observadas as regras de segregação de atividades, com segurança e de acordo com a legislação aplicável.

15.3. The SPONSOR COMPANY will reimburse, within the maximum period of 5 (five) business days, counted from the notice sent by ITAU UNIBANCO, accompanied by the respective proofs and statements, the amount corresponding to the losses suffered by ITAU UNIBANCO, including the one related to attorney’s fees and costs, restated based on the variation of IGPM/FGV or, in the absence thereof, of IGP-DI/FGV or, in the lack of both, of IPC/FIPE, from the date of disbursement until the date of reimbursement, increased, in case of nonpayment, of a fine of 2% (two percent) and arrears interest of 12% (twelve percent) per year, until the date of effective payment.

16. DATA PROTECTION

16.1. ITAU UNIBANCO and other companies of the Itaü Unibanco Conglomerate (jointly, “Conglomerate”) process data of individuals (such as clients, representatives and partners/shareholders/employees of individuals) for various purposes related to the performance of the Conglomerate activities, as provided in the Privacy Policy, such as: (i) offer, disclosure, service rendering and product supply; (ii) assessment of more adequate products and services to its profile, (iii) credit, financial, investment and collection activities; (iii) fulfillment of legal and regulatory obligations and requirements from administrative and judicial authorities; (v) for the regular exercise of rights and purposes of administrative and judicial proceedings; (vi) analysis, management and treatment of potential risks, including credit, fraud and security risks; (vii) verification of its identity and personal data, including biometric data, for purposes of authentication, security and/or fraud prevention in proprietary or third party electronic systems; (viii) evaluation, maintenance and improvement of the Conglomerate’s services; and (xi) hypotheses of legitimate interest, such as development and offers of products and services.

16.2. Your personal data collected may be shared for the purposes established herein and in the Conglomerate’s Privacy Policy, such as, for example, between the Conglomerate companies, with service providers and suppliers located in Brazil or abroad, regulatory bodies and public entities, including administrative and judicial entities and also with strategic partners to enable the offer of products and services. Personal data will be shared by the Conglomerate companies only to the extent necessary and, subject to the rules for segregation of activities, safely and in accordance with applicable legislation.

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16.3. As pessoas jurídicas que fornecerem dados pessoais (como, por exemplo, de seus clientes, contrapartes, fornecedores, representantes e sócios/acionistas/empregados) para o desempenho das atividades de empresas do Conglomerado, devem observar a legislação aplicável à proteção de dados, privacidade e sigilo, inclusive em relação ao fornecimento de informações aos titulares dos dados pessoais a respeito do compartilhamento desses dados com empresas do Conglomerado.

16.4. Para maiores informações sobre os dados pessoais coletados, as finalidades de tratamento, compartilhamento de dados pessoais e sobre os seus direitos em relação aos seus dados pessoais (como de correção, acesso aos dados e informações sobre o tratamento, eliminação, bloqueio, exclusão, oposição e portabilidade de dados pessoais), acesse a Política de Privacidade do Conglomerado nos sites e aplicativos das empresas do Conglomerado.

17. DISPOSIÇÕES GERAIS

17.1. A EMPRESA PATROCINADORA poderá, a suas expensas, por si ou por meio de auditoria, fiscalizar a execução dos serviços objeto deste Contrato e os lançamentos efetuados no Sistema de Registro de BDRs, mediante prévio agendamento de dia, horário e local com o ITAU UNIBANCO.

17.2. A fiscalização prevista no item 17.1 está sujeita às limitações previstas nas normas de sigilo bancário, incluindo a Lei Complementar n° 105, de 10 de janeiro de 2001, e demais normas editadas pelo Banco Central do Brasil, e neste Contrato.

16.3. Legal entities that provide personal data (such as, for example, their customers, counterparts, suppliers, representatives and partners/shareholders/employees) for the performance of the activities of the Conglomerate’s companies, must comply with the legislation applicable to data protection, privacy and secrecy, including in relation to the provision of information to holders of personal data regarding the sharing of such data with the Conglomerate companies.

16.4. For more information about the personal data collected, the purposes of processing, sharing of personal data and your rights in relation to your personal data (such as correction, access to data and information on the treatment, deletion, blocking, exclusion, opposition and portability of personal data), access the Conglomerate’s Privacy Policy on the websites and applications of the Conglomerate companies.

17. GENERAL PROVISIONS

17.1. The SPONSOR COMPANY may, at its own expense, by itself or by means of an audit, inspect the execution of the services purpose hereof and the entries made in the BDR Registration System, upon prior scheduling of day, time and local with ITAU UNIBANCO.

17.2. The inspection provided for in item 17.1 is subject to the limitations provided for in the banking secrecy rules, including Supplementary Law No. 105, dated January 10, 2001, and other rules issued by the Central Bank of Brazil, and in this Agreement.

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17.3. Assim que solicitado pelo ITAU UNIBANCO, a EMPRESA PATROCINADORA deverá apresentar a documentação comprobatória de imunidade ou de isenção tributária eventualmente recebida de titulares de BDRs em alguma dessas condições, sendo que, no caso de resolução deste Contrato, esses documentos serão restituídos à EMPRESA PATROCINADORA, mediante protocolo, para as devidas providências e sua guarda pelo prazo legal.

17.4. A EMPRESA PATROCINADORA e o ITAU UNIBANCO não se responsabilizam por qualquer ação ou omissão de qualquer titular de BDRs com relação às obrigações do referido titular, nos termos das leis ou regulamentações brasileiras relativas a investimentos estrangeiros no Brasil, relacionadas ao resgate e venda dos Valores Mobiliários depositados perante o CUSTODIANTE, incluindo, mas não se limitando a quaisquer falhas no cumprimento de um requisito de registro do investimento em conformidade com os termos de quaisquer normas brasileiras aplicáveis, ou quaisquer falhas em relatar as transações em moeda estrangeira no Banco Central do Brasil, conformeo caso.

17.4.1. Cada titular de BDRs será responsabilizado pelo fornecimento de quaisquer informações falsas, referentes a transações em moeda estrangeira, ao ITAU UNIBANCO, à CVM ou ao Banco Central do Brasil, com relação a depósitos e resgates de Valores Mobiliários depositados perante o CUSTODIANTE.

17.5. A EMPRESA PATROCINADORA declara conhecer o Regulamento de Operações da B3.

17.6. A EMPRESA PATROCINADORA declara ter sido a responsável pela decisão de contrataro ITAU UNIBANCO para atuar como agente emissor e escriturador de BDRs.

17.3. As soon as requested by ITAU UNIBANCO, SPONSOR COMPANY must present documentation proving immunity or tax exemption eventually received from holders of BDRs under any of these conditions, and in the case of termination hereof, these documents will be returned to SPONSOR COMPANY upon protocol, for the necessary measures and their custody for the legal term.

17.4. The SPONSOR COMPANY and ITAU UNIBANCO are not responsible for any action or omission of any holder of BDRs with respect to the obligations of said holder, under Brazilian laws or regulations regarding foreign investments in Brazil, related to the redemption and sale of Securities deposited with the TRUSTEE, including, but not limited to, any failure to comply with an investment registration requirement in accordance with the terms of any applicable Brazilian regulations, or any failure to report transactions in foreign currency at Banco Central do Brasil, as appropriate.

17.4.1. Each holder of BDRs will be responsible for providing any false information, referring to transactions in foreign currency, to ITAU UNIBANCO, to the CVM or to Banco Central do Brasil, in relation to deposits and redemptions of Securities deposited with the TRUSTEE.

17.5. The SPONSOR COMPANY declares to be aware of the B3 Operations Regulation.

17.6. The SPONSOR COMPANY declares to have been responsible for the decision to hire ITAU UNIBANCO to act as issuing agent and bookkeeper of BDRs.

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17.7 As Partes, por si, suas controladoras, controladas, coligadas, administradores, acionistas com poderes de administração e respectivos funcionários, em especial os que venham a ter contato com a execução do presente Contrato, declaram, neste ato, estarem cientes dos termos das leis e normativos que lhes forem aplicáveis e que dispõem sobre atos lesivos contra a administração pública, em especial a Lei nº 12.846/13, a FCPA - Foreign Corrupt Practices Act e a UK Bribery Act, e que mantém políticas e/ou procedimentos internos objetivando o cumprimento de tais normas. As Partes se comprometem, ainda, a abster-se de qualquer atividade que constitua uma violação às disposições contidas nestas legislações e declaram que envidam os melhores esforços para que seus eventuais subcontratados se comprometam a observar o aqui disposto.

17.8. A EMPRESA PATROCINADORA, em seu nome e de seus funcionários com atuação no presente Contrato, declara conhecer e respeitar as leis brasileiras aplicáveis que dispõem sobre os crimes de lavagem de dinheiro e de combate ao financiamento ao terrorismo, bem como as leis e regulamentos de prevenção à lavagem de dinheiro estrangeiras que sejam aplicáveis às Partes e/ou ao Contrato.

17.9. A EMPRESA PATROCINADORA está ciente que o ITAU UNIBANCO é uma instituição sujeita a leis, normas e regras específicas nacionais e internacionais, não podendo se relacionar ou de outra forma negociar direta ou indiretamente com pessoas ou entidades, inclusive governamentais, nem atividades de apoio, que estejam (i) sujeitas às sanções administradas ou impostas pelo Conselho de Segurança das Nações Unidas, U.S. Departament of the Treasury’s Office of Foreign Assets Control (“OFAC”), União Europeia e Her Majesty’s Treasury’s (“HMT”) (coletivamente “Sanções”), e /ou (ii) localizados, organizados ou residentes em países ou territórios Sancionados.

17.7 The Parties, by themselves, their parent companies, controlled companies, associate companies, managers, shareholders with management powers and respective employees, especially those who get in contact with the performance hereof, hereby declare to be aware of the terms of the laws and regulations that apply to them and that provide for harmful acts against the government, especially Law No. 12 846/13 the FCPA Foreign Corrupt Practices Act and the UK Bribery Act and which maintains internal policies and/or procedures aimed at compliance with such rules. The Parties also undertake to refrain from any activity that constitutes a violation of the provisions contained in these laws and declare that they make their best efforts so that their possible subcontractors undertake to comply with the provisions herein.

17.8. The SPONSOR COMPANY, on behalf of itself and its employees acting in this Agreement, declares to know and respect the applicable Brazilian laws that provide for crimes of money laundering and combating the financing of terrorism, as well as the laws and regulations to prevent foreign money laundering that are applicable to the Parties and/or the Agreement.

17.9. The SPONSOR COMPANY is aware that ITAU UNIBANCO is an institution subject to specific national and international laws, norms and rules, and cannot relate or otherwise negotiate directly or indirectly with persons or entities, including governmental that are (i) subject to sanctions administered or imposed by the United Nations Security Council, US Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), European Union and Her Majesty’s Treasury’s (“HMT”) (collectively “Sanctions”), and/or (ii) located, organized or resident in Sanctioned countries or territories.

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17.10. A EMPRESA PATROCINADORA declara por si, suas controladas, administradores, e, no melhor de seu conhecimento, por seus acionistas majoritários ou suas controladoras e funcionários com atuação no presente Contrato que (i) nenhuma dessas partes é direta ou indiretamente Sancionada, nem está localizada, estabelecida ou residente em países ou territórios sancionados; (ii) as atividades previstas neste Contrato, incluindo, mas não se limitando ao uso de recursos fornecidos pelo ITAU UNIBANCO ou a prestação de serviços ao ITAU UNIBANCO pela Parte, não envolverão direta ou indiretamente qualquer pessoa ou entidade Sancionada ou localizada, estabelecida ou residente em países ou territórios Sancionados; e (iii) os montantes usados pela EMPRESA PATROCINADORA para saldar suas obrigações ou de outra forma fazer pagamentos nos termos deste Contrato não serão oriundos, direta ou indiretamente, de atividades em ou com qualquer pessoa ou entidade Sancionada ou localizada, estabelecida ou residente em Países ou territórios sancionados.

17.11. A EMPRESA PATROCINADORA está ciente que o ITAU UNIBANCO, por força da legislação e normativos supracitados, poderá a qualquer tempo e sem qualquer ônus recusar-se a celebrar novos contratos ou realizar transações que não estejam em conformidade com suas políticas, procedimentos e controles internos.

17.12. A EMPRESA PATROCINADORA se compromete a comunicar ao ITAU UNIBANCO, na medida e assim que tiver conhecimento (i) de ocorrência de qualquer violação das regras, Leis e/ou das declarações aqui previstas e relacionadas à de prevenção à lavagem de dinheiro, combate do financiamento ao terrorismo ou Sanções; (ii) de violação pela Parte de quaisquer declarações aqui previstas; e/ou (iii) de sua inclusão, ou de seus acionistas majoritários ou controladores, caso chegue a seu conhecimento, em qualquer das listas de Sanções acima mencionadas. Caso se torne Sancionada, a EMPRESA PATROCINADORA se compromete a, se solicitado pelo ITAU UNIBANCO, fornecer informações e documentos comprobatórios que demonstrem e assegurem a regularidade de suas atividades e status, bem como sua conformidade com essas declarações. O ITAU UNIBANCO reserva-se o direito de suspender, vencer antecipadamente, ou resolver este Contrato, conforme o caso, se a EMPRESA PATROCINADORA for sancionada, seja diretamente ou devido a Sanções aplicadas a seus acionistas majoritários ou controladores, quando tal desempenho e/ou manutenção do Contrato resultar em violação de, ou expuser o ITAU UNIBANCO, a restrições de quaisquer Sanções.

17.10. The SPONSOR COMPANY declares by itself, its subsidiaries, managers, and, to the best of its knowledge, for its majority shareholders or its controlling shareholders and employees acting in this Agreement that (i) none of these parties is directly or indirectly Sanctioned, nor is it located, established or resident in sanctioned countries or territories; (ii) the activities provided herein, including, but not limited to, the use of resources provided by ITAU UNIBANCO or the provision of services to ITAU UNIBANCO by the Party, shall not directly or indirectly involve any Sanctioned person or entity or located, established or resident in Sanctioned countries or territories; and (iii) amounts used by SPONSOR COMPANY to settle its obligations or otherwise make payments under this Agreement shall not arise, directly or indirectly, from activities in or with any person or entity Sanctioned or located, established or resident in sanctioned countries or territories.

17.11. The SPONSOR COMPANY is aware that ITAU UNIBANCO, by virtue of the aforementioned legislation and regulations, may at any time and without any burden refuse to enter into new contracts or carry out transactions that do not comply with its policies, procedures and internal controls.

17.12. The SPONSOR COMPANY undertakes to communicate to ITAU UNIBANCO, to the extent of its knowledge and as soon as it becomes aware of (i) the occurrence of any violation of the rules, Laws and/or declarations provided herein and related to the prevention of money laundering, combating the financing of terrorism or Sanctions; (ii) violation by the Party of any declarations provided for herein; and/or (iii) its inclusion, or its majority shareholders or controllers, in case it has knowledge, in any of the aforementioned Sanctions lists. If it becomes Sanctioned, the SPONSOR COMPANY undertakes to, if requested by ITAU UNIBANCO, provide information and supporting documents that demonstrate and ensure the regularity of its activities and status, as well as its compliance with these statements. ITAU UNIBANCO reserves the right to suspend, terminate in advance, or terminate this Agreement, as the case may be, if the SPONSOR COMPANY is sanctioned, either directly or due to Sanctions applied to its majority or controlling shareholders, when such performance and/or maintenance of the Agreement result in a breach of, or expose ITAU UNIBANCO, to the restrictions of any Sanctions.

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18. TOLERÂNCIA

18.1. A tolerância de qualquer das partes quanto ao descumprimento de qualquer obrigação pela outra parte não significará renüncia ao direito de exigir o cumprimento da obrigação, nem perdão, nem alteração do que foi aqui contratado.

19. OUVIDORIA

19.1. Düvidas, sugestões ou reclamações podem ser endereçadas diretamente para o gerente de relacionamento ou para o “Fale Conosco” no www.itau.com.br. Caso da EMPRESA PATROCINADORA não fique satisfeita, a Ouvidoria Corporativa Itaü pode ser contatada pelo telefone 0800 570 0011 (disponivel em dias üteis das 9h às 18h) ou por correspondência endereçada ao P.O. BOX 67.600, CEP 03162-971, São Paulo – SP, Brasil.

20. LEI APLICÁVEL E FORO

20.1. Este Contrato está sendo assinado tanto na lingua inglesa como na lingua portuguesa. Caso se origine qualquer controvérsia com respeito à interpretação de seus termos e condições, as partes concordam que prevalecerá a versão em lingua portuguesa.

20.2. Este Contrato será regido e interpretado de acordo com as leis do Brasil.

18. TOLERANCE

18.1. The tolerance of either party concerning the breach of any obligation by the other party shall not either mean waiver of the right to demand compliance with the obligation or forgiveness, or amendment of what was agreed herein.

19. OMBUDSPERSO

19.1. Questions, suggestions or complaints can be addressed directly to the relationship manager or to the “Contact Us” section at www.itau.com.br. If the SPONSOR COMPANY is not satisfied, the Itaü Corporate Ombudsperson can be contacted through telephone 0800 570 0011 (available on business days from 9:00 am to 6:00 pm) or by mail addressed to P.O. BOX 67.600, CEP 03162-971, São Paulo - SP, Brazil.

20. APPLICABLE LAW AND JUDICIAL DISTRICT VENUE

20.1. This Agreement is being signed both in the English and Portuguese languages. In the event of any dispute regarding the construction of its terms and conditions, the parties agree that the Portuguese language version shall prevail.

20.2 This Agreement shall be governed and interpreted according to the laws of Brazil.

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20.3. Fica eleito o foro da Comarca da Capital de São Paulo para dirimir quaisquer disputas ou controvérsias oriundas deste Contrato, com renúncia de qualquer outro, por mais privilegiado que seja.

Este Contrato é assinado em 3 (três) vias.

São Paulo, 16 de dezembro de 2022.

20.3. The Judicial District of São Paulo to settle any doubts or controversies arising from this Agreement with waiver to any other however privileged it may be.

This Agreement is signed on 03 (three) copies.

São Paulo, December 16th of 2022.

/s/ Edison Vaner Furlan Filho	/s/ Edison Vaner Furlan Filho
/s/ Juliano Piglier	/s/ Juliano Piglieri
ITAÚ UNIBANCO S.A.	ITAÚ UNIBANCO S.A.

/s/ Claudia Campillo Velasquez	/s/ Claudia Campillo Velasquez
ALMACENES ÉXITO S.A.	ALMACENES ÉXITO S.A.

	Testemunhas:		Witnesses:

1)	/s/ Marta Elizabete Henrique	2)	/s/ Marta Elizabete Henrique
	Nome: Marta Elizabete Henrique		Name: Marta Elizabete Henrique
	R.G.		ID Card :

2)	/s/ Viviana Araújo	2)	/s/ Viviana Araújo
	Nome: Viviana Araújo		Name: Viviana Araújo
	R.G. :		ID Card:

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ANEXO I AO CONTRATO DE PRESTAÇÃO DE SERVIÇOS DE EMISSÃO E ESCRITURAÇÃO DE BDRs

RELAÇÃO DOS SERVIÇOS A SEREM PRESTADOS PELO ITAU UNIBANCO

Os serviços a serem prestados pelo ITAU UNIBANCO compreendem:

(a) emissão e cancelamento de BDRs;

(b) pagamento de dividendos ou outras distribuiç6es em dinheiro, para os titulares de BDRs registrados no Sistema de Registro de BDRs

(c) transferência de recursos à B3, relativos a distribuiç6es de dividendos ou outras distribuiç6es em dinheiro, em relação a BDRs que estejam registrados na B3, de forma que esta possa pagar tais distribuiç6es às corretoras ou aos agentes de custódia que, por sua vez, repassarão os valores aos titulares dos BDRs;

(d) repasse da bonificação, grupamento e desdobramento dos Valores Mobiliários que servem de lastro dos BDRs;

(e) realização de subscrição de novos Valores Mobiliários que se tornarão lastro de novos BDRs;

(f) alteração de proporção entre Valores Mobiliários e BDRs decorrentes de algum evento corporativo ou simplesmente para adequação de preço ao mercado;

(g) providências que se façam necessárias em decorrência de cisão, incorporação e fusão que envolvam a EMPRESA PATROCINADORA, caso gerem alteraç6es dos Valores Mobiliários que servem de lastro dos BDRs e, consequentemente, dos BDRs;

(h) escrituração e controle do Sistema de Registro de BDRs;

(c) relatório com posição acionária da EMPRESA PATROCINADORA;

ANNEX I TO THE BRD ISSUANCE AND REGISTRATION SERVICE AGREEMENT

LIST OF SERVICES TO BE PROVIDED BY ITAU UNIBANCO

The services to be provided by ITAU UNIBANCO comprise:

(a) issuance and cancellation of BDRs;

(b) payment of dividends or other cash distributions to BDR holders registered in the BDR Registration System;

(d) transfer of funds to B3, relating to dividend distributions or other cash distributions, in relation to BDRs that are registered with B3, so that B3 can pay such distributions to brokers or trustees who, in turn, will transfer the amounts to the BDR holders;

(e) transfer of bonus, reverse split and split of the Securities that serve as ballast of the BDRs;

(e) subscription of new Securities that will become the ballast for new BDRs;

(f) change in the proportion between Securities and BDRs resulting from any corporate event or simply to adjust the price to the market;

(g) measures that are necessary as a result of a spin-off, absorption and merger involving the SPONSOR COMPANY, if they generate changes to the Securities that serve as ballast for BDRs and, consequently, BDRs;

(h) bookkeeping and control of the BDR Registration System;

(f) report with the SPONSOR COMPANY’s shareholding position;

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(i) elaboração de listagem de titulares de BDRs com elementos para atender às exigências da CVM, ou B3, relativamente às posições dos titulares dos BDRs;

(i) relação de rendimentos pagos pela EMPRESA PATROCINADORA;

(j) atendimento aos detentores de BDRs, para fornecimento de informações e orientações;

(k) transferência de direitos de preferência e direito de participar em ofertas públicas de aquisição para os titulares de BDRs; e

(I) todos os demais serviços que caibam às instituições emissoras e escrituradoras de certificados de depósito de valores mobiliários, por força de lei ou regulamentação.

(j) preparation of a list of BDR holders with elements to meet the requirements of the CVM, or B3, in relation to the positions of the BDR holders;

(k) list of income paid by SPONSOR COMPANY

(l) assistance to BDR holders, to provide information and guidance;

(m) transfer of preemption rights and right to participate in tender offers for holders of BDRs; and

(n) all other services of institutions that issue and perform bookkeeping of securities deposit certificates, pursuant to the law or regulation.

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ANEXO II AO CONTRATO DE PRESTAÇÃO

DE SERVIÇOS DE EMISSÃO E

ESCRITURAÇÃO DE BDRs

CARTA-AUTORIZAÇÃO PARA INDICAR AS

PESSOAS AUTORIZADAS NAS

COMUNICAÇÕES ENTRE EMPRESA

PATROCINADORA E ITAU UNIBANCO

ANNEX II TO THE BRD ISSUANCE AND
REGISTRATION SERVICE AGREEMENT

AUTHORIZATION LETTER TO APPOINT

AUTHORIZED PERSONS IN

COMMUNICATIONS BETWEEN SPONSOR

COMPANY AND ITAU UNIBANCO

(Local e data de emissão).	(Place and date of issue).

À	To

[indicar a razão social completa da Empresa Patrocinadora/ITAU UNIBANCO]	[indicate the full trade name of the SPONSOR Company/ITAU UNIBANCO]
(indicar o endereço completo da sede da Empresa Patrocinadora/ITAU UNIBANCO)	(indicate the full address of the Sponsor Company’s headquarters /ITAU UNIBANCO)

At. (indicar o nome do Departamento)	Att. (state name of Department)
Prezados senhores	Dear Sirs

Tendo em vista o disposto no Contrato de Prestação de Serviços de Emissão e Escrituração de BDRs, celebrado em (indicar a data de celebração do contrato), indicamos, abaixo, nossos representantes:	In view of the provisions of the BDR Issuance and Bookkeeping Service Agreement, executed on (indicate the date of execution of the agreement) we indicate below our representatives:

Nome	Name
Assinatura	Signature
R.G. / número de passaporte	R.G. [ID card]/ passaport number:
CPF	CPF
Data de Nascimento	Date of Birth
Endereço	Address
Cidade	City
Estado	State
CEP	POSTAL CODE
Email	Email
Telefone	Telephone

Formalização de Contratos Itaú Unibanco - maelihe	37

Nome	Name
Assinatura	Signature
R.G.	R.G. [ID card]:
CPF	CPF
Data de Nascimento	Date of Birth
Endereço	Address
Cidade	City
Estado	State
CEP	POSTAL CODE
Email	Email
Telefone	Telephone

Informamos, ainda, que este documento de indicação de representantes substitui os anteriormente enviados, revogando as indicações realizadas naqueles documentos.

We also inform that this document for appointment of representatives replaces those previously sent, revoking the nominations made in those documents.

[ITAÚ UNIBANCO S.A]	[ITAÚ UNIBANCO S.A]
[EMPRESA PATROCINADORA]	[SPONSOR COMPANY]

Formalização de Contratos Itaú Unibanco - maelihe	38

ANEXO III

PROCEDIMENTOS OPERACIONAIS PARA

EMISSÃO DE BDRs

Para emissão dos BDRs, o investidor poderá dar instruções a uma corretora para que esta realize a compra dos Valores Mobiliários no exterior, com a finalidade de servirem de lastro para emissão de BDRs no Brasil, efetuando o depósito dos Valores Mobiliários perante o CUSTODIANTE. O investidor também poderá instruir seu agente de custódia a transferir os Valores Mobiliários já liquidados para a conta de lastro dos BDRs perante o CUSTODIANTE.

Todas as medidas necessárias para liquidação da operação de compra ou transferência de Valores Mobiliários no exterior são de responsabilidade do investidor e/ou seu agente de custódia no Brasil e no exterior na forma da regulamentação aplicável.

Na liquidação física de Valores Mobiliários no exterior, o CUSTODIANTE deverá receber os Valores Mobiliários, livres de quaisquer ônus e gravames, os quais ficarão depositados na referida instituição, como lastro dos BDRs a serem emitidos pelo ITAU UNIBANCO no Brasil.

A corretora ou agente de custódia deverá enviar instrução ao CUSTODIANTE, informando o agente de custódia e o investidor que deverá receber os BDRs no Brasil.

No momento em que o CUSTODIANTE receber os Valores Mobiliários liquidados, física e financeiramente, e a instrução informando o agente de custódia e o cliente no Brasil que deverá receber os BDRs, o CUSTODIANTE deverá enviar ao ITAU UNIBANCO mensagem

ANNEX III

OPERATIONAL PROCEDURES FOR THE

ISSUANCE OF BDRs

For the issuance of BDRs, the investor may instruct a Brazilian broker to request a foreign broker to purchase Securities abroad, in order to serve as ballast for the issuance of BDRs in Brazil, making the deposit of the Securities before the TRUSTEE. The investor may also instruct their custody agent to transfer the Securities already settled to the BDRs’ backing account with TRUSTEE.

All necessary measures to settle the securities purchase or transfer operation abroad are the responsibility of the investor and/or his/her custody agent in Brazil and abroad, in accordance with the applicable regulations.

In the physical settlement of Securities abroad, the TRUSTEE will receive the Securities, free of any liens and encumbrances, which will be deposited with the referred institution, as a guarantee for BDRs to be issued by ITAU UNIBANCO in Brazil.

The broker or escrow agent must send instructions to the TRUSTEE, informing the escrow agent and the investor that they shall receive the BDRs in Brazil.

When the TRUSTEE receives the Securities settled, physically and financially, and the instruction informing the escrow agent and the client in Brazil that shall receive the BDRs, the TRUSTEE must send to ITAU UNIBANCO a SWIFT message, informing the receipt of shares

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SWIFT, informando o recebimento das ações na conta de custódia e solicitando aceite, enviado pelo ITAU UNIBANCO, através de mensagem SWIFT, para assim proceder com a emissão dos BDRs e a entrega destes ao investidor perante a B3, ou no livro de registro de BDRs.

A corretora brasileira ou agente de custódia deverá (i) pagar ao ITAU UNIBANCO a taxa de emissão de BDR, por BDR emitido, calculada mediante a multiplicação da quantidade de BDRs pelo valor da taxa, cujo depósito deverá ser efetuado em conta corrente a ser indicada pelo ITAU UNIBANCO, na data de emissão dos BDRs (“Taxa de Emissão”), (ii) enviar ao ITAU UNIBANCO, através da plataforma da Central Depositária (CAC), instrução para para recebimento dos BDRs (“Instrução de Emissão de BDRs”) com as informações necessárias para o crédito dos BDRs, (iii) documentos cadastrais quando as corretoras ou agentes de custódia não tiverem seu cadastro atualizado no ITAU UNIBANCO.

O ITAU UNIBANCO emitirá os BDRs, após (a) o recebimento (i) da mensagem SWIFT do CUSTODIANTE, informando quem deverá receber os BDRs, (ii) da Taxa de Emissão, (iii) da Instrução de Emissão dos BDRs, e (b) a verificação de que todos os documentos estão corretos e fornecem as informações necessárias para emissão dos BDRs.

O ITAU UNIBANCO creditará os BDRs em nome da B3, para os investidores que desejarem manter seus BDRs em custódia; ou no Livro de Registro de BDRs, em nome do próprio investidor, para os investidores que desejarem manter seus BDRs no Livro de Registro de BDRs. O ITAU UNIBANCO, em seguida, realizará a entrega dos BDRs ao seu respectivo titular.

in the escrow account and requesting acceptance, remitted by ITAU UNIBANCO, through SWIFT message, in order to proceed with the issue of BDRs and their delivery to the investor before B3, or in the BDR registration book.

The Brazilian brokerage house or custody agent must (i) pay to ITAU UNIBANCO the BDR issuance fee, per BDR issued, calculated by multiplying the number of BDRs by the amount of the fee, the deposit of which must be made in a current account at be indicated by ITAU UNIBANCO, on the date of issuance of the BDRs (“Issuance Fee”), (ii) send to ITAU UNIBANCO, through the Central Depository (CAC) platform, instructions for receiving the BDRs (“Instruction for Issuance of BDRs”) with the information necessary for crediting the BDRs, (iii) registration documents when the brokerage houses or custody agents do not have their registration updated at ITAU UNIBANCO.

ITAU UNIBANCO will issue the BDRs, after (a) the receipt (i) of the TRUSTEE’s                       SWIFT message informing who shall receive the BDRs, (ii) the Issuance Fee, (iii) the BDR Issuance Instruction, and (b) the verification that all documents are correct and provide the necessary information for the issuance of BDRs.

ITAU UNIBANCO will credit BDRs on behalf of B3, for investors who wish to keep their BDRs in custody or in the BDR Record Book, on behalf of the investor, for investors that intend to keep their BDRs in the BDR Registry Book. ITAU UNIBANCO will then deliver the BDRs to their respective holder.

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O ITAU UNIBANCO e o CUSTODIANTE poderão exigir da pessoa ou entidade depositante dos Valores Mobiliários todos os documentos e instrumentos que entenderem necessários à emissão dos BDRs, à comprovação da propriedade dos referidos Valores Mobiliários e ao cumprimento da legislação aplicável, inclusive ordens escritas ao ITAU UNIBANCO para emissão dos BDRs.

Nenhum BDR será emitido se tais exigências não forem cumpridas pelos titulares dos Valores Mobiliários.

Em nenhuma hipótese poderão ser emitidos BDRs sem a respectiva confirmação pelo CUSTODIANTE de que foi depositada toda a quantidade correspondente de Valores Mobiliários perante o CUSTODIANTE.

ITAU UNIBANCO and the TRUSTEE may require from the person or entity depositing the Securities all documents and instruments they deem necessary for the issue of BDRs, proof of ownership of said Securities and compliance with applicable legislation, including orders written to ITAU UNIBANCO for the issuance of BDRs.

No BDR will be issued if such requirements are not complied by the holders of Securities.

Under no circumstances may BDRs be issued without the respective confirmation by TRUSTEE that the corresponding amount of Securities has been deposited with TRUSTEE.

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ANEXO IV

PROCEDIMENTOS OPERACIONAIS PARA

CANCELAMENTO DE BDRs

Para cancelamento dos BDRs, o seu titular deverá instruir a corretora brasileira ou agente de custódia a cancelar os BDRs perante o ITAU UNIBANCO, de modo que sejam liberados os Valores Mobiliários que servem de lastro, no exterior.

Ainda para cancelamento dos BDRs, a corretora brasileira ou agente de custódia deverá (i) através da plataforma da Central Depositária (CAC) instruir o cancelamento dos BDRs para o ITAU UNIBANCO indicando a conta no exterior onde as ações serão entregues, e (ii) pagar ao ITAU UNIBANCO Taxa de Cancelamento de BDR, calculada mediante a multiplicação da quantidade de BDRs pelo valor da taxa, cujo depósito deverá ser efetuado em conta a ser indicada pelo ITAU UNIBANCO na data do cancelamento dos BDRs (“Taxa de Cancelamento”).

O ITAU UNIBANCO após (a) o recebimento (i) dos BDRs a serem cancelados na Conta BDR, conforme instrução via CAC, e (ii) da Taxa de Cancelamento, verificará se todos os dados e documentos estão corretos e fornecem as informações necessárias para transferência dos Valores Mobiliários pelo cancelamento dos BDRs, deverá enviar mensagem SWIFT, solicitando a transferência dos Valores Mobiliários e informando a conta para crédito destes no exterior, conforme as informações recebidas da corretora brasileira ou agente de custódia.

O CUSTODIANTE, ao receber do ITAU UNIBANCO mensagem SWIFT, fará as verificações necessárias e transferirá os Valores Mobiliários da conta lastro para a corretora estrangeira.

ANNEX IV

OPERATIONAL PROCEDURES FOR THE

CANCELLATION OF BDRs

To cancel the BDRs, the holder must instruct the Brazilian broker or escrow agent to cancel the BDRs before ITAU UNIBANCO, so that the Securities that serve as ballast are released abroad.

Also to cancel the BDRs, the Brazilian brokerage house or custody agent must (i) through the Central Depositary (CAC) platform instruct the cancellation of the BDRs to ITAU UNIBANCO indicating the account abroad where the shares will be delivered, and (ii) pay to ITAU UNIBANCO BDR Cancellation Fee, calculated by multiplying the amount of BDRs by the amount of the fee, whose deposit must be made in an account to be indicated by ITAU UNIBANCO on the date of cancellation of the BDRs (“Cancellation Fee”).

ITAU UNIBANCO after (a) receipt (i) of the BDRs to be canceled in the BDR Account, as instructed via CAC, and (ii) of the Cancellation Fee, will verify that all data and documents are correct and provide the information necessary to transfer the Securities due to the cancellation of the BDRs, must send a SWIFT message requesting the transfer of the Securities and informing the account for crediting them abroad, according to the information received from the Brazilian brokerage firm or custody agent.

The TRUSTEE, upon receipt of the SWIFT message from ITAU UNIBANCO, will carry out the necessary checks and transfer the Securities from the underlying account to the foreign brokerage firm.

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A corretora ou agente de custódia deverão celebrar as operações de câmbio pertinentes ao cancelamento de BDRs, na forma da legislação aplicável.

O ITAU UNIBANCO e o CUSTODIANTE poderão exigir, da pessoa ou entidade proprietária dos BDRs a serem cancelados, todos os documentos e instrumentos que entenderem necessários ao cancelamento dos BDRs e ao cumprimento da legislação aplicável, inclusive ordens escritas ao ITAU UNIBANCO para cancelamento dos BDRs.

É facultado ao investidor vender BDRs na B3 ou cancelá-los, sendo de responsabilidade do investidor, e sua respectiva corretora e agente de custódia, o cumprimento das exigências legais, tributárias e cambiais referentes à venda dos BDRs bem como os custos envolvidos na operação.

Nenhum BDR será cancelado se tais exigências não forem cumpridas pelos seus titulares.

Em nenhuma hipótese poderão ser transferidos Valores Mobiliários pelo CUSTODIANTE sem a respectiva confirmação do ITAU UNIBANCO de que os BDRs correspondentes foram cancelados.

The broker or escrow must enter into the foreign exchange transactions related to the cancellation of BDRs, in accordance with the applicable legislation.

ITAU UNIBANCO and the TRUSTEE may require from the person or entity owner of BDRs to be cancelled, all documents and instruments they deem necessary to the cancellation of BDRs and compliance with applicable legislation, including orders written to ITAU UNIBANCO for the issuance of BDRs.

The investor has the option to sell BDRs at B3 or cancel them, and it is liable, jointly with its broker and escrow agent the fulfillment of legal, tax and exchange requirements related to the sale of BDRs as well as the costs involved in the operation.

No BDR will be cancelled if such requirements are not fulfilled by its holders.

Under no circumstances the Securities can be transferred by the TRUSTEE without the respective confirmation by ITAU UNIBANCO that the corresponding BDRs have been canceled.

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